    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 2000



                                                      REGISTRATION NO. 333-41130

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------


                          LONE STAR TECHNOLOGIES, INC.



             (and certain subsidiaries named in footnote (*) below) (Exact name of registrant as specified in its charter)



                          DELAWARE                                                    75-2085454
              (State or other jurisdiction of                                      (I.R.S. Employer
               incorporation or organization)                                    Identification No.)
                                                                                     RHYS J. BEST
                                                                                CHAIRMAN OF THE BOARD,
                                                                        CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                                                             LONE STAR TECHNOLOGIES, INC.
                                                                        15660 NORTH DALLAS PARKWAY, SUITE 500
                                                                                 DALLAS, TEXAS 75248
                                                                                   P.O. BOX 803546
                                                                                 DALLAS, TEXAS 75380
                                                                                    (972) 770-6401
           15660 NORTH DALLAS PARKWAY, SUITE 500
                    DALLAS, TEXAS 75248
                      P.O. BOX 803546
                    DALLAS, TEXAS 75380
                       (972) 770-6401
    (Address, including zip code, and telephone number,           (Name, address, including zip code, and telephone
  including area code, of registrant's principal executive        number, including area code, of agent for service)
                          offices)


                         ------------------------------


                                   COPIES TO:



                               DAVID E. MORRISON
                          FULBRIGHT & JAWORSKI L.L.P.
                          2200 ROSS AVENUE, SUITE 2800
                            DALLAS, TEXAS 75201-2784
                             (214) 855-8000 (PHONE)
                              (214) 855-8200 (FAX)

                         ------------------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.



    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /



    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/



    If this form is filed to register additional securities for an offering pursuant to Rule462(b)under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



    If this form is a post-effective amendment filed pursuant to Rule462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



    If delivery of the prospectus is expected to be made pursuant to Rule434, please check the following box. / /



                        CALCULATION OF REGISTRATION FEE



                                                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING PRICE            AGGREGATE              AMOUNT OF
       SECURITIES TO BE REGISTERED            REGISTERED(1)      PER UNIT(1)(2)(3)   OFFERING PRICE(1)(2)(3)   REGISTRATION FEE
PRIMARY OFFERING.........................
  Debt...................................
  Preferred Stock........................
  Common Stock...........................
  Depositary Shares(4)...................
  Warrants...............................
  Guarantees(5)..........................
    Subtotal.............................                                                $250,000,000               $66,000
SECONDARY OFFERING.......................
  Common Stock...........................   1,000,000 shares                            $47,910,000(6)              $12,649
TOTAL....................................          --                  100%             $297,910,000(7)           $78,649(8)
  Fees previously paid...................          --                   --                    --                    $50,806
    Total fees due.......................          --                   --                    --                    $27,843


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(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o). Certain information as to each class of securities to be registered is not specified in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended. We are registering for issuance and sale in the primary offering an indeterminate dollar amount of debt securities, preferred stock, common stock, depositary shares, warrants and guarantees. In addition, these securities may be issued upon conversion, redemption, or exercise of debt securities, preferred stock, depositary shares or warrants.



(2) No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock or depositary shares registered hereunder.



(3) The proposed maximum offering price per unit of each security will be determined from time to time by the registrants in connection with, and at the time of, the issuance by the registrants of the securities registered hereunder.



(4) The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrants elect to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.



(5) Guarantees that may be provided by Lone Star subsidiaries of the payment of the principal and interest on the debt securities. No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.



(6) Estimated solely for the purpose of determining the registration fee on the basis of the average of the high and low prices of the common stock on the New York Stock Exchange on October 18, 2000 ($47.91).



(7) The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the gross proceeds to be received by the registrants shall be equal to the above amount to be registered. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $250,000,000. The aggregate amount of common stock is further limited to that which is permissible under Rule 415(a)(4).



(8) The aggregate amount of the registration fee is $78,649. A registration fee of $27,843 has been remitted in connection with this registration statement filed October 20, 2000, and a registration fee of $50,806 was previously paid with respect to 4,312,500 common shares included in the registration statement filed with the SEC on July 11, 2000.



(*) The following subsidiaries of Lone Star are co-registrants for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder and are incorporated in the states and have the I.R.S. Employer Identification Numbers indicated: Lone Star Steel Company, a Delaware corporation (75-0399517); Fintube Technologies, Inc., an Oklahoma corporation (75-2848958).



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A)OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE



    This registration statement contains two prospectuses covering the offering, issuance and sale of (i) debt securities, subsidiary guarantees of debt securities, preferred stock, common stock, depositary shares and warrants of Lone Star Technologies, Inc. ("Basic Prospectus") and (ii) common stock of Lone Star Technologies, Inc. that may be issued and sold under a sales agreement that Lone Star Technologies, Inc. intends to enter into with a sales manager to be named in a prospectus supplement ("Sales Agreement Prospectus"). The complete Basic Prospectus immediately follows this explanatory note. The Sales Agreement Prospectus follows the Basic Prospectus included herein.

                 SUBJECT TO COMPLETION, DATED OCTOBER 20, 2000



                                   PROSPECTUS



                                     [Logo]



                                  $250,000,000



                          LONE STAR TECHNOLOGIES, INC.



                                Debt Securities
                                Preferred Stock
                                  Common Stock
                               Depositary Shares
                                    Warrants



    By this prospectus, we may offer and sell from time to time up to $250,000,000 of debt securities, preferred stock, common stock, depositary shares and warrants. This prospectus covers guarantees, if any, of our payment obligations under any debt securities, given by one or more of our subsidiaries named in this prospectus, on terms to be determined at the time of the offering.



    We will provide specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a supplement to this prospectus.



    The selling stockholder may sell up to 1,000,000 shares of common stock being registered in connection with this prospectus. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."



    Our common stock is listed on the New York Stock Exchange under the symbol "LSS."



    YOU SHOULD CAREFULLY REVIEW AND CONSIDER THE INFORMATION UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS AND UNDER THE SAME HEADING IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR SECURITIES.



    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this prospectus is October   , 2000.

                               TABLE OF CONTENTS



                                                                PAGE
                                                              --------
About This Prospectus.......................................      3
About the Company...........................................      3
Where You Can Find More Information.........................      3
Cautionary Statement Concerning Forward-Looking
  Statements................................................      5
Risk Factors................................................      6
Use of Proceeds.............................................     14
Ratio of Earnings to Fixed Charges..........................     15
Description of Debt Securities..............................     16
Description of Capital Stock................................     21
Description of Depositary Shares............................     23
Description of Warrants.....................................     24
Selling Stockholder.........................................     26
Plan of Distribution........................................     26
Legal Matters...............................................     27
Experts.....................................................     27

                             ABOUT THIS PROSPECTUS



    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. One of our stockholders may also sell up to 1,000,000 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities we or the selling stockholder may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."



    The terms "Lone Star," "we," "our" and "us" refer to Lone Star
Technologies, Inc. and its consolidated subsidiaries unless the context suggests otherwise. The term "you" refers to a prospective investor. The address of our principal executive offices is 15660 North Dallas Parkway, Suite 500, Dallas, Texas 75248, and our telephone number is (972) 770-6401. Our mailing address is P.O. Box 803546, Dallas, Texas 75380. Our website is located at www.lonestartech.com. Information contained on our website does not constitute, and shall not be deemed to constitute, part of this prospectus.



    You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.



                               ABOUT THE COMPANY



    We are the leading domestic manufacturer of premium welded "oil country tubular goods," which are steel tubular products used in the completion and production of oil and natural gas wells. We are also a major manufacturer of line pipe, which is used in the gathering and transmission of oil and natural gas. In addition, we are a leading manufacturer of specialty tubing products used in power technology, automotive, construction, agricultural and industrial applications. In January 2000, we acquired the assets of Fintube Limited Partnership, the largest specialty tubing manufacturer of heat recovery finned tubulars, which are used in various power technology applications, including in the construction of gas-fired, combined cycle power generation plants. Also, in April 2000 we completed an acquisition of the assets of Bellville Tube Corporation, a manufacturer of casing, tubing and line pipe for the oil and gas industry.



                      WHERE YOU CAN FIND MORE INFORMATION



    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Our filings with the SEC are also available to the public over the Internet at the SEC's website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.



    The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the securities are sold.



    - Annual Report on Form 10-K, as amended, for the year ended December 31, 1999.



    - Current Report on Form 8-K filed November 22, 1999 (date of event November 16, 1999).



    - Current Report on Form 8-K filed January 18, 2000 (date of event
      January 3, 2000), Amendment No. 1 to the Form 8-K filed February 3, 2000, Amendment No. 2 to the Form 8-K filed March 17, 2000, Amendment No. 3 to the Form 8-K filed March 29, 2000 and Amendment No. 4 to the Form 8-K filed June 1, 2000. The Form 8-K, as amended, includes audited financial statements of Fintube Limited Partnership and unaudited pro forma financial statements of Lone Star reflecting the acquisition by Lone Star of the Fintube assets.



    - Current Report on Form 8-K filed March 16, 2000 (date of event March 8,
      2000).



    - Quarterly Report on Form 10-Q, for the three month and six month periods ended June 30, 2000.



    - Current Report on Form 8-K filed April 17, 2000 (date of event March 31,
      2000) and Amendment No. 1 to the Form 8-K filed June 14, 2000. The
      Form 8-K, as amended, includes audited financial statements of Bellville Tube Corporation and unaudited pro forma financial statements of Lone Star reflecting the acquisition by Lone Star of the Bellville assets.



    - Current Report on Form 8-K filed July 11, 2000 (date of event July 11,
      2000).



    - Current Report on Form 8-K filed July 18, 2000 (date of event July 17,
      2000).



    - Current Report on Form 8-K filed July 28, 2000 (date of event July 27,
      2000).



    - Current Report on Form 8-K filed August 4, 2000 (date of event August 4,
      2000).



    - Current Report on Form 8-K filed September 5, 2000 (date of event August 29, 2000).



    - Current Report on Form 8-K filed October 18, 2000 (date of event October 16, 2000).



    - Current Report on Form 8-K filed October 20, 2000 (date of event October 18, 2000).



    - Current Report on Form 8-K filed October 20, 2000 (date of event October 19, 2000).



    - Registration Statement on Form 8-A filed April 9, 1997 containing a description of the Lone Star common stock.



    You may request a copy of these filings at no cost by writing or telephoning us at the following address:



    Lone Star Technologies, Inc.



    P.O. Box 803546



    Dallas, Texas 75380



    Attention: Sharon Goodrich



    (972) 770-6401



    Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS



    This prospectus, any accompanying prospectus supplement and the documents we have incorporated by reference contain forward-looking statements. The words "believe," "expect" "estimate" and "anticipate" and similar expressions identify forward-looking statements. Forward-looking statements include those that address activities, events or developments that we expect or anticipate will or may occur in the future. These forward-looking statements include statements regarding our financial position, business strategy and other plans and objectives for future operations and any other statements which are not historical facts. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected effects on our business or operations. Among the factors that could cause actual results to differ materially from our expectations are the following:



    - natural gas and oil price volatility;



    - domestic and foreign competition;



    - steel price volatility;



    - inventory fluctuations;



    - our ability to successfully manage our business;



    - fluctuations in industry-wide inventory levels;



    - fluctuations in construction levels of gas-fired, combined cycle power generation plants;



    - general economic conditions;



    - the presence or absence of governmentally imposed trade restrictions; and



    - similar matters and other factors disclosed under "Risk Factors" and elsewhere in this prospectus or in any prospectus supplement.



These factors expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf.



    A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any intention or obligation to update forward-looking statements after we distribute this prospectus and the applicable prospectus supplement.

                                  RISK FACTORS



    BEFORE YOU INVEST IN OUR SECURITIES, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT AND THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE INTO THIS DOCUMENT BEFORE PURCHASING OUR SECURITIES. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED AND YOU MAY LOSE ALL OF YOUR INVESTMENT.



THE VOLATILITY OF OIL AND GAS MARKETS AFFECTS DEMAND FOR OUR PRINCIPAL PRODUCTS, AND DOWNTURNS IN THESE MARKETS COULD CAUSE OUR REVENUES TO DECREASE.



    The sale of casing, tubing and line pipe to the oil and gas industry constitutes the most significant source of our revenues. The oil and gas industry has historically been volatile. Downturns in the oil and gas markets and general economic conditions could cause demand for our principal products to decrease, which would adversely affect our revenues and results of operations.



    Demand for our oilfield products depends primarily upon the number of oil and natural gas wells being drilled, completed and re-worked and the depth and drilling conditions of these wells. The level of these activities depends primarily on natural gas and oil industry expectations as to future prices. Natural gas and oil prices are subject to significant fluctuations in response to relatively minor changes in supply, market uncertainty and a variety of additional factors that are beyond our control. These factors include:



    - worldwide and domestic supplies of and demand for oil and natural gas;



    - the volatility of natural gas and oil prices;



    - the instability of domestic and foreign natural gas and oil production;



    - political instability or armed conflict in oil and gas producing regions;



    - the price, fluctuation in inventories and level of imports of oil and gas casing, tubing and line pipe;



    - the level of consumer and industrial demand;



    - the price and availability of alternative fuels;



    - the availability of pipeline capacity;



    - weather conditions;



    - domestic and foreign governmental regulations, especially trade laws and taxes; and



    - the overall economic environment including the demand for electricity.



    We expect natural gas and oil prices to continue to be volatile in the future. We cannot predict future natural gas and oil price movements, and we cannot give you any assurances as to the level of future demand for our products.



THE COMPETITION FOR RAW MATERIALS WE USE IN OUR BUSINESS AND THE VOLATILITY OF OUR RAW MATERIAL COSTS COULD ADVERSELY AFFECT OUR OPERATIONS.



    Purchased steel represents approximately 50% of our cost of goods sold. The price and availability of steel slabs, coils, scrap and wire rod that we use in our manufacturing processes are highly competitive and volatile. Various factors, most of which are beyond our control, affect the supply and price of steel. These factors include:



    - supply and demand factors;

    - freight costs and transportation availability;



    - inventory levels of brokers and distributors;



    - the price and availability of imported steel pipe and tubing;



    - trade duties and taxes; and



    - labor disputes.



    Changes in steel prices can affect the pricing levels of our products. We seek to maintain our profit margin by attempting to increase the price of our products in response to an increase in steel costs. Frequently, increases in the prices of our products do not fully compensate us for steel price increases and generally lag behind increases in steel prices. As a result, we typically have a limited ability to recover increases in steel costs. We cannot predict whether the availability of steel slabs and coils will constrain our operations.



OUR ACQUISITION OF FINTUBE'S AND BELLVILLE'S BUSINESSES AND ANY OTHER ACQUISITIONS MIGHT DISRUPT OUR BUSINESS IF OUR EXPECTATIONS ARE NOT MET OR IF WE ARE UNABLE TO OPERATE ANY ACQUIRED BUSINESS SUCCESSFULLY.



    In January 2000, we purchased the assets of Fintube Limited Partnership. We have retained Fintube's personnel to conduct its business in generally the same manner as it was conducted prior to the acquisition. We cannot assure you, however, that we will be successful in maintaining this continuity or that our plans regarding the operation of the acquired Fintube business or our existing business will not change. Any disruptions in personnel or operations could be compounded by our lack of familiarity with the finned tube business and could result in quality problems, inefficiencies in production or dissatisfied or lost customers. Similarly, we have retained Bellville Tube Corporation's personnel since our completed acquisition of Bellville's assets in April 2000. Any loss of key Bellville personnel could be disruptive to our business.



    We may consider other strategic acquisitions from time to time. We can give you no assurance that our acquisition activities will perform in accordance with our expectations. We must necessarily base any assessment of potential acquisitions on inexact and incomplete information and assumptions with respect to operations, profitability and other matters that may prove to be incorrect. We cannot assure you that our management would recognize the risks and uncertainties associated with any future acquisitions or that we recognized all the risks and uncertainties in the Fintube and Bellville acquisitions.



MARKET VOLATILITY AND DOWNTURNS OF INDUSTRIES WHICH USE OUR FINTUBE PRODUCTS FOR HEAT RECOVERY APPLICATIONS COULD REDUCE DEMAND FOR THOSE PRODUCTS AND ADVERSELY AFFECT OUR REVENUES.



    Our Fintube subsidiary produces boiler tubes, finned tubes and other products used in a variety of heat recovery applications, including power generation, industrial plant processing and petrochemical businesses. Our Fintube business is therefore dependent on power plant construction, the cost of alternative fuels for power generation and other factors. To a lesser extent, our Fintube business is dependent on industrial plant processing and petrochemical plant construction. This construction activity and the corresponding demand for our Fintube products are also related to natural gas and oil prices and are therefore subject to the volatility of the oil and gas market. Demand for these products fluctuates significantly in response to a number of economic, market and other factors, most of which are beyond our control. A decrease in demand for these products could adversely affect our results of operations. Some of the factors affecting demand are:



    - the level of consumer and industrial demand for electrical power generation;



    - instability and volatility of oil prices and domestic and foreign oil production levels, which factors can affect investment in petrochemical plants;

    - the price and level of imports of foreign products;



    - worldwide and domestic supplies of natural gas;



    - construction of new gas-fired power generation plants;



    - the price and availability of alternative fuels;



    - weather conditions;



    - domestic and foreign governmental regulations and taxes; and



    - the overall economic environment.



    We cannot predict future economic and market movements, and we cannot give you any assurances as to the level of future demand for our Fintube products.



CHANGES IN INDUSTRY MANUFACTURING CAPACITY AND FLUCTUATIONS IN INVENTORY OF OIL AND GAS CASING AND TUBING PRODUCTS AND LINE PIPE COULD ADVERSELY AFFECT OUR SALES.



    Industry-wide inventory levels of tubular goods for the oil and gas industry can vary significantly from period to period. Demand for oilfield tubular products from the manufacturer could decline and is often volatile due to inventory supply resulting from reduced end user purchases, new manufacturing capacity and/or increased imports. Any oversupply of oilfield tubular products would have a direct adverse effect on the demand for new production of our oilfield tubular goods when customers draw from existing inventory rather than purchase new products. Moreover, short term fluctuations in demand for oilfield tubular products can occur due to the inability of distributors to buy these products because of capital constraints, the desire of distributors to reduce inventory to lessen the personal property taxes they must pay and other market outlook considerations. As a result, our oil and gas casing and tubing sales could decline, thereby adversely affecting our results of operations. Excessive inventories could have a material adverse effect on price levels. We cannot assure you that any new or excess domestic capacity will be substantially absorbed during periods of increased domestic drilling activity since foreign producers of oil and gas casing and tubing and line pipe may increase their exports to the United States market.



EASING OF UNITED STATES GOVERNMENT IMPORT TRADE RESTRICTIONS COULD INCREASE FOREIGN COMPETITION IN OUR INDUSTRY AND HARM OUR BUSINESS, PARTICULARLY IN THE CASE OF OIL AND GAS CASING AND TUBING AND LINE PIPE.



    The domestic steel industry historically has faced significant competition from foreign steel producers. The level of imports of oil country tubular goods, which has varied significantly over time, affects the domestic market for these goods. High levels of imports reduce the volume sold by domestic producers and tend to suppress selling prices, both of which have an adverse impact on our business.



    The level of imports of oil and gas casing and tubing and line pipe is affected by:



    - overall world demand for oil and gas casing and tubing and line pipe;



    - inventory levels of casing, tubing and line pipe;



    - the purchasing pattern of distributors and end users;



    - domestic and foreign trade policy; and



    - the relative value of the United States dollar.



    Many foreign steel producers are owned, controlled or subsidized by their governments and their decisions with respect to production and sales may be influenced more by political and economic policy considerations than by prevailing market conditions. Actions motivated by these factors could increase competition and cause our sales to decrease.

    The United States government is currently imposing duties on the imports of various oil and gas casing and tubing products from some foreign countries in response to antidumping and countervailing duty cases filed by several domestic steel companies. In February 2000, the United States government granted relief to the line pipe industry under Section 201 of the Trade Act of 1974 by imposing restrictions and tariffs on some welded line pipe imports for three years.



    Antidumping and countervailing duty orders applicable to our industry are limited to specific countries, are largely under appeal and may be revoked as a result of periodic "sunset reviews." Additionally, an individual exporter may retain revocation as to itself under specific circumstances. If those orders are revoked in full or in part or the duty rates are lowered, we could be exposed to increased competition from imports that could have a material adverse effect on our business. The relief granted to the line pipe industry in February 2000 under Section 201 of the Trade Act of 1974 is also subject to appeal and review, and a revocation of that relief could harm us.



    We cannot predict the United States government's future actions regarding import duties or other trade restrictions on imports of oil and gas casing and tubing products or line pipe, or the impact of these actions on our sales of oil and gas casing and tubing products or line pipe.



OUR PRECISION MECHANICAL TUBULARS AND OTHER BUSINESSES ARE SENSITIVE TO ECONOMIC DOWNTURNS, WHICH COULD CAUSE OUR REVENUES TO DECREASE.



    The demand for our precision mechanical tubulars, flat rolled steel and other products is also cyclical in nature and is sensitive to general economic conditions. We manufacture and sell high quality steel tubing in the form of precision mechanical tubulars used by our customers in the manufacture of products such as automotive stabilizers, hydraulic cylinders and cranes. The demand for these products and, in turn, for our precision mechanical tubulars, is cyclical and dependent on the general economy, the automotive and construction industries and other factors affecting domestic goods activity. We cannot assure you that our precision mechanical tubulars inventories will not become excessive, which could have a material adverse effect on price levels and the quantity of precision mechanical tubulars sold by us.



WE FACE SIGNIFICANT FOREIGN AND DOMESTIC COMPETITION IN OUR OIL AND GAS CASING AND TUBING AND FINTUBE BUSINESSES, AND THIS COMPETITION MAY CAUSE US TO LOSE SALES.



    The market for our products, particularly with respect to oil and gas casing and tubing, line pipe and finned tubes, is highly competitive. We believe that the principal competitive factors affecting these products are quality, availability, service and price. We compete with foreign and domestic producers, including, in the case of oilfield products, manufacturers of seamless products. Many of the foreign producers benefit from substantially greater assets and resources than we have and from integrated or consolidated commercial relationships. Our oil and gas casing and tubing and line pipe products are subject to competition from domestic and foreign integrated and mini-mill producers. Our Fintube products face competition from both domestic manufacturers and from Pacific Rim and other international producers. These companies may be better able than us to successfully endure downturns in either the energy or industrial sectors. Currency fluctuations may make our products less competitive.



    In the welded oil and gas casing and tubing and line pipe market, we compete against manufacturers that may be able to purchase or produce semi-finished steel, hot rolled coils or scrap at a lower cost than we can. Our Lone Star Steel subsidiary satisfies its raw material requirements and those of our Bellville subsidiary by purchasing semi-finished steel, using purchased and internally generated scrap to make hot rolled coils in its melt shop and hot strip mill and purchasing coils. Correspondingly, our Fintube subsidiary must also compete with manufacturers that may be able to purchase or produce coils more cost-effectively than we can. We cannot assure you that we can satisfy our subsidiaries' raw material requirements as cost-effectively as our competitors.

WE HAVE SUBSTANTIAL CAPITAL REQUIREMENTS, AND WE MAY REQUIRE ADDITIONAL CAPITAL IN THE FUTURE WHICH MIGHT NOT BE AVAILABLE TO US.



    We operate in capital intensive businesses. We have made, and expect to make, significant capital expenditures each year both for the recurring maintenance necessary to keep manufacturing facilities operational and to comply with environmental and other legal requirements. Additionally, we regularly make significant capital expenditures for technological improvements and maintenance. If funding is insufficient at any time in the future, we may be unable to develop or enhance our products or services, take advantage of business opportunities or respond to competitive pressures.



WE HAVE UNDERFUNDED PENSION PLANS, WHICH COULD RESULT IN CLAIMS AGAINST OUR ASSETS.



    Our three defined benefit pension plans for our Lone Star Steel subsidiary's bargaining unit employees are significantly underfunded. If the plans were terminated under the distress termination provisions of the Employee Retirement Income Security Act of 1974, as amended, or "ERISA," the Pension Benefit Guaranty Corporation, or "PBGC," would have claims against our assets for the amount necessary to satisfy the plans' unfunded benefit liabilities under the PBGC's actuarial assumptions.



POTENTIAL CASUALTIES AND PRODUCT LIABILITY CLAIMS RELATING TO THE PRODUCTS WE MANUFACTURE AND SELL TO THE OIL AND GAS INDUSTRY AND INDUSTRIES USING HEAT RECOVERY APPLICATIONS COULD HARM OUR BUSINESS.



    Our oil and gas casing, tubing and line pipe products are sold primarily for use in oil and gas drilling and transmission activities, which are subject to inherent risks, including well failures, line pipe leaks and fires, that could result in death, personal injury, property damage, pollution or loss of production. Any of these hazards and risks can result in the loss of hydrocarbons, environmental pollution, personal injury claims and damage to property. Correspondingly, defects in our specialty tubing products could result in death, personal injury, property damage, pollution, damage to equipment and facilities or inefficient heat recovery. We warrant our oilfield products and specialty tubing and the alliance products we sell or distribute to be free of various defects. Actual or claimed defects in our products may give rise to claims against us for losses and expose us to claims for damages. We cannot assure you that our insurance will be adequate or available to protect us in the event of a claim or that the coverage will not be canceled or otherwise terminated.



POLITICAL AND ECONOMIC CONDITIONS IN FOREIGN COUNTRIES IN WHICH WE OPERATE COULD ADVERSELY AFFECT US.



    Our Lone Star Steel subsidiary's direct foreign revenues as a percentage of total revenues were approximately 6% in 1999, 8% in 1998 and 9% in 1997. Our entry into the finned tube business has increased our foreign exposure, as our Fintube subsidiary maintains manufacturing facilities in Canada and Mexico. Before our Fintube acquisition, Fintube Limited Partnership had direct and indirect sales relating to projects outside the United States of approximately $5.1 million in 1999, $8.6 million in 1998 and $15.8 million in 1997. The success of our sales to foreign markets depends on numerous factors, many of which are beyond our control. These factors include economic conditions in the foreign countries in which we sell our products and services. Our international sales may also expose us to risks inherent in doing business outside the United States, including currency fluctuations, restrictions on the repatriation of profits and assets, compliance with foreign laws and standards and political risks.



VARIOUS GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL RISKS APPLICABLE TO OUR BUSINESS MAY REQUIRE US TO TAKE ACTIONS WHICH WILL ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.



    Our business is subject to numerous United States and foreign federal, state, provincial and local laws and regulations, including regulations with respect to air emissions, wastewater discharges and the generation, handling, storage, transportation, treatment and disposal of waste materials. Although we believe we are in substantial compliance with all applicable laws and regulations, legal requirements are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. We may be required to make significant expenditures to comply with governmental laws and regulations. We cannot be certain that existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulations, will not have a material adverse effect on our results of operations and financial condition.



OUR OPERATIONS ARE SUBJECT TO VARIOUS COLLECTIVE BARGAINING AGREEMENTS, AND WORK STOPPAGES AND OTHER LABOR PROBLEMS COULD ADVERSELY AFFECT US.



    Our subsidiaries are subject to six collective bargaining agreements with five unions. The majority of our union workers are employees of our Lone Star Steel subsidiary represented by the United Steelworkers of America. Two of the other agreements cover substantially all of Lone Star Steel's warehouse and plant security workers. The remaining three collective bargaining agreements cover employees of our Fintube subsidiary in Canada and Mexico. These agreements generally cover wages, health care benefits and retirement plans, seniority, job classes and work rules. We can give you no assurance that these collective bargaining agreements will be renewed upon expiration or that new collective bargaining agreements on terms acceptable to us will be established.



OUR SIGNIFICANT STOCKHOLDERS CONTROL A SUBSTANTIAL PORTION OF OUR OUTSTANDING COMMON STOCK.



    We believe that a significant stockholder group collectively owns almost one-half of our common stock prior to any sale of shares pursuant to this prospectus and any sales of common stock by us. Accordingly, these stockholders, as a group, will be able to significantly influence the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our certificate of incorporation or bylaws, and the approval of mergers and other significant corporate transactions. Historically, this significant stockholder group has generally not affirmatively acted to control or impact our management. We cannot assure you, however, that this stockholder group will continue to act in the same manner in the future. One of the eight members of our Board of Directors serves on our Board at the request of this significant stockholder group. The existence of these levels of ownership concentrated in a few persons makes it less likely that any other holder of common stock will be able to affect our management or direction. These factors may also have the effect of delaying or preventing a change in our management or voting control or our acquisition by a third party. In addition, this group's ownership following this offering may reduce the trading volume.



WE COULD LOSE OUR FEDERAL TAX NET OPERATING LOSS CARRYFORWARDS IF WE, OR THE CONSOLIDATED GROUP WITH WHOM WE FILE TAX RETURNS, EXPERIENCES AN OWNERSHIP CHANGE OF MORE THAN 50 PERCENTAGE POINTS.



    We had federal income tax net operating loss carryforwards of approximately $261.6 million at December 31, 1999 that, if not utilized to reduce our taxable income, will expire between years 2003 and 2014. Our ability to use these net operating loss carryforwards to reduce taxable income is dependent upon either us, or the consolidated group with whom we file our tax returns, not experiencing an ownership change of more than 50 percentage points under rules contained in the Internal Revenue Code. Since our common stock is publicly traded, there is no assurance that future trading or other sales of our stock will not result in an ownership change that could limit the availability of our net operating loss carryforwards. In addition, a portion of our net operating loss carryforwards relates to our former subsidiary, American Federal Bank, F.S.B., and is subject to an agreement with the Federal Deposit Insurance Corporation under which we may be required to pay that government agency for certain tax benefits relating to the use of the net operating loss carryforwards.



WE HAVE A HOLDING COMPANY STRUCTURE AND THE DEBT SECURITIES OFFERED BY THIS PROSPECTUS WILL BE EFFECTIVELY SUBORDINATED TO OTHER SECURED INDEBTEDNESS.



    Lone Star Technologies is a holding company, and our assets primarily consist of the stock of our Lone Star Steel and Fintube Technologies subsidiaries. Any debt securities offered by this prospectus will be direct unsecured obligations of Lone Star Technologies, which derives all of its revenues from the operations of its subsidiaries. As a result, Lone Star Technologies will be dependent on the earnings and cash flow of, and dividends and distributions or advances from, its subsidiaries to provide the funds necessary to meet its debt service obligations, including the principal of and interest on the debt securities. The payment of dividends to us from our subsidiaries and the payment of interest on or the repayment of any principal of any loans or advances we make to any of our subsidiaries may be subject to statutory restrictions and are contingent upon the earnings of our subsidiaries.



    Any debt securities offered by this prospectus will be general unsecured obligations of Lone Star Technologies and will rank equal in right of payment to all unsubordinated indebtedness of Lone Star Technologies and will rank senior in right of payment to all subordinated indebtedness of Lone Star Technologies. The debt securities will be unconditionally guaranteed, jointly and severally, by each of the subsidiary guarantors. The subsidiary guarantees will be general unsecured obligations of the subsidiary guarantors and will rank equal in right of payment to all unsubordinated indebtedness of the subsidiary guarantors and will rank senior in right of payment to all subordinated indebtedness of the subsidiary guarantors. However, the debt securities will be effectively subordinated to any secured indebtedness of Lone Star Technologies and the secured indebtedness of our subsidiary guarantors to the extent of the value of the assets securing the indebtedness. If there is a default on that secured indebtedness, or bankruptcy, liquidation or reorganization of Lone Star Technologies and its subsidiaries, those assets will be available to satisfy obligations with respect to the secured indebtedness before making any payment on the debt securities. Any debt securities offered by this prospectus will not be secured by any of the assets of Lone Star Technologies or its subsidiaries.



    THERE IS NO PUBLIC MARKET FOR THE SECURITIES OFFERED BY THIS PROSPECTUS.



    There is no existing trading market for the securities offered by this prospectus except for the common stock. There can be no assurance regarding the development of a market for these securities, the ability of the holders to sell these securities or the price at which the holders may be able to sell the securities. If such a market were to develop, the securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing market conditions, Lone Star's operating results and the market for similar securities.



A FRAUDULENT CONVEYANCE WOULD ADVERSELY AFFECT YOUR RIGHTS AS A HOLDER OF DEBT SECURITIES SUPPORTED BY SUBSIDIARY GUARANTEES.



    Various fraudulent conveyance laws enacted for the protection of creditors may apply to the subsidiary guarantors' issuance of the guarantees, if any. If any subsidiary guarantee is issued and to the extent that a court were to find that it was issued with the intent to hinder, delay or defraud any present or future creditor or the subsidiary guarantor contemplated insolvency with a design to prefer one or more creditors over another, or a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and the subsidiary guarantor:



    - was insolvent;



    - was rendered insolvent because of the issuance of the guarantee;



    - was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary guarantor were unreasonably small to carry on its business; or



    - intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured then the court could avoid or subordinate the subsidiary guarantee in favor of the subsidiary guarantor's creditors.

    To the extent a subsidiary guarantee was avoided as a fraudulent conveyance or held to be unenforceable, holders of any debt securities supported by the guarantee would cease to have any claim against the subsidiary guarantor and would be creditors solely of Lone Star Technologies and any subsidiary guarantor whose guarantee was not avoided or held to be unenforceable. If that occurred, the claims of the holders of those securities against the issuer of an invalid subsidiary guarantee would be subject to the prior payment of all liabilities of that subsidiary guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of debt securities relating to any avoided portions of any of the subsidiary guarantees.



    THERE MAY BE ADDITIONAL RISK FACTORS IN THE FUTURE.



    Please see the prospectus supplement and our filings with the SEC incorporated herein for additional risk factors that may be applicable to a particular class or issuance of securities or to us in the future.

                                USE OF PROCEEDS



    Unless otherwise provided in a prospectus supplement, we will use the net proceeds of the sale of securities described in this prospectus and in any prospectus supplement to repay existing debt, to acquire other businesses, to fund development of new products, to fund capital expenditures and to provide funds for general corporate purposes.



    We do not expect to receive any proceeds from the sale of our common stock by the selling stockholder.



    The exact amount of net proceeds to be used and when they will be applied to corporate purposes will depend on a number of factors, including market conditions, our funding requirements and the availability of alternative funding sources. We will disclose in a prospectus supplement any future proposal to use net proceeds from an offering of our securities to finance a specific purpose, if applicable.

                       RATIO OF EARNINGS TO FIXED CHARGES



    We have computed the ratio of earnings to fixed charges for each of the following periods on a consolidated basis. You should read the ratio of earnings to fixed charges in conjunction with our consolidated financial statements (including the notes thereto) incorporated by reference to our most recent Annual Report on Form 10-K, or most recent quarterly report on Form 10-Q, and our amended Form 8-K dated June 1, 2000 and June 14, 2000, each as filed with the SEC.



                                                                                                                SIX        SIX
                                                           FISCAL YEAR ENDED DECEMBER 31,                      MONTHS     MONTHS
                                          -----------------------------------------------------------------    ENDED      ENDED
                                                                                                 PRO FORMA    JUNE 30,   JUNE 30,
                                            1995       1996       1997       1998       1999      1999(2)       1999       2000
                                          --------   --------   --------   --------   --------   ----------   --------   --------
Ratio of Earnings to Fixed Charges(1)...   1.88x      3.89x      6.13x     (4.38)x     0.13x       1.37x      (3.21)x     3.13x


------------------------------


(1) For purposes of computing the ratio of earnings to fixed charges "earnings" consist of pretax income from continuing operations which includes earnings allocable to minority interest ownership partners plus fixed charges (excluding capitalized interest). "Fixed charges" consists of interest expensed and capitalized, amortization of capitalized expenses related to indebtedness, and a portion of rental expense deemed to represent the interest portion of our lease expense.



(2) The Pro Forma 1999 ratio of earnings to fixed charges gives effect to the Fintube Limited Partnership and Bellville Tube Corporation acquisitions and related financing.



    Historical earnings were inadequate to cover fixed charges by $32.3 million in the fiscal year ended 1998 and by $11.4 million for the six months ended June 30, 1999.

                         DESCRIPTION OF DEBT SECURITIES



    The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions may not apply to the debt securities offered will be described in a prospectus supplement relating to the debt securities.



GENERAL



    The senior debt securities will be issued under a senior indenture to be entered into between us and a trustee named in the applicable prospectus supplement, and the subordinated debt securities will be issued under a subordinated indenture also to be entered into between us and a trustee named in the applicable prospectus supplement. The term "Trustee" refers to the trustee named in the senior indenture or the subordinated indenture, as appropriate. The senior indenture and the subordinated indenture are sometimes collectively called the "Indentures" in this prospectus. The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented from time to time following execution.



    The terms of the debt securities will include those stated in the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act. The debt securities will be subject to all such terms, and holders of debt securities will be referred to the applicable Indenture and the Trust Indenture Act for a statement of those terms.



    This prospectus briefly summarizes certain provisions contained in the Indentures, does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, the Indentures, including the definitions of certain terms therein, and the Trust Indenture Act. The form of each Indenture will be filed with the SEC via a Current Report on Form 8-K prior to our initial offering of debt securities under that Indenture and you should read the Indenture for provisions that may be important to you.



    Lone Star conducts its operations through its subsidiaries. Unless the debt securities are guaranteed by Lone Star's subsidiaries as described below, the rights of Lone Star and its creditors, including holders of the debt securities to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Lone Star may itself be a creditor with recognized claims against such subsidiary.



TERMS



    The debt securities will be direct, unsecured obligations of Lone Star. The indebtedness represented by the senior debt securities will rank equally with any other unsecured and unsubordinated indebtedness of Lone Star. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt of Lone Star. The applicable prospectus supplement will set forth the terms of such debt securities, including where applicable:



    - the form and title of the debt securities and whether such debt securities are senior debt securities or subordinated debt securities;



    - the aggregate principal amount of the debt securities and any limit on such aggregate principal amount;



    - the date or dates on which the debt securities may be issued;



    - the date or dates on which the principal of and premium, if any, on the debt securities shall be payable;

    - the rate or rates (which may be fixed or variable) at which the debt securities shall bear interest, if any, and the date or dates from which such interest shall accrue;



    - the dates on which interest, if any, shall be payable and the record dates for the interest payment dates;



    - the place or places where the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable;



    - the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which, the debt securities may be redeemed at the option of Lone Star or otherwise;



    - any optional or mandatory redemption or any sinking fund or analogous provisions;



    - the denominations in which the debt securities of the series shall be issuable if they are other than denominations of $1,000 and integral multiples thereof;



    - the portion of the principal amount of the debt securities that shall be payable if the maturity is accelerated under the terms of the applicable Indenture;



    - whether payment of the principal of and premium, if any, and interest, if any, on the debt securities shall be without deduction for taxes, assessments, or governmental charges paid by the holders;



    - the currency or currencies, or currency unit or currency units, in which the principal of and premium, if any, and interest, if any, on the debt securities shall be denominated, payable, redeemable or purchasable, as the case may be;



    - any events of default with respect to the debt securities that differ from those set forth in the applicable Indenture;



    - whether the debt securities will be convertible;



    - whether the debt securities of a series shall be issued as a global certificate or certificates and the identity of the depositary for the series;



    - provisions regarding the convertibility or exchangeability of the debt securities;



    - covenants restricting Lone Star's and its subsidiaries' ability to make certain types of payments and investments, incur indebtedness and dispose of assets; and



    - any other terms not inconsistent with the provisions of the applicable Indenture.



    Unless otherwise indicated in an applicable prospectus supplement, the debt securities of any series will be issued only in fully registered form in denominations of $1,000 or any integral multiple thereof. The debt securities of a series may be issuable in the form of one or more global certificates, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of such debt securities.



    Each Indenture will provide that the debt securities may be issued in one or more series, in each case as established from time to time in, or pursuant to authority granted by, a resolution of the Board of Directors of Lone Star or as established in one or more indentures supplemental to the Indenture. All debt securities of one series do not have to be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of the series, for issuances of additional debt securities of the series.



    One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any such series of debt securities will be described generally in an applicable prospectus supplement.



GLOBAL DEBT SECURITIES



    The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with, or on behalf of, a depositary, or its nominee, identified in an applicable prospectus supplement. Unless and until such global certificate or certificates are exchanged in whole or in part for debt securities in individually certificated form, a global debt security may not be transferred or exchanged except as a whole to a nominee of the depositary for such global debt security, or by a nominee for the depositary to the depositary, or to a successor of the depositary or a nominee of such successor, except in the circumstances described in the applicable prospectus supplement. The specific terms of the depositary arrangement with respect to a series of debt securities and the rights of, and limitations on, owners of beneficial interests in a global debt security representing all or a portion of a series of debt securities will be described in an applicable prospectus supplement.



SUBSIDIARY GUARANTEES



    Certain subsidiaries of Lone Star may provide joint and several guarantees of Lone Star's payment obligations under a series of debt securities. Any subsidiary of Lone Star that guarantees any indebtedness of Lone Star will be required to execute a subsidiary guarantee and become a guarantor under the applicable Indenture. The obligations of each guarantor under its subsidiary guarantee will be limited to the maximum amount the guarantors are permitted to guarantee under applicable law without creating a "fraudulent conveyance". A description of the terms of any subsidiary guarantee will be contained in the prospectus supplement relating to the debt securities that are being guaranteed.



EVENTS OF DEFAULT



    Unless otherwise specified in the applicable prospectus supplement, each of the following will constitute an event of default ("Event of Default") under the applicable Indenture with respect to debt securities of any series:



    - failure to pay any interest on any debt security of that series when due, continued for a period set forth in the applicable prospectus supplement;



    - failure to pay principal of (or premium, if any, on) any debt security of that series when due and the failure continues for a period set forth in the applicable prospectus supplement;



    - failure to perform or comply with any covenant or warranty of Lone Star contained in the debt securities of that series or in the applicable Indenture, continued for a period set forth in the applicable prospectus supplement after written notice as provided in the Indenture (other than a default otherwise specifically dealt with in the applicable Indenture or in any supplemental indenture); and



    - any other Event of Default set forth in the applicable supplemental indenture and prospectus supplement relating to the debt securities of that series.



    If an Event of Default under either Indenture with respect to Debt Securities of any series at the time outstanding shall occur and be continuing, then in every such case either the applicable Trustee or the holders of at least a specified percentage of the aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of all debt securities of that series; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a specified percentage of the aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the applicable Indenture.



    Each Indenture will provide that no holder of any debt security will have any right to institute any proceeding with respect to the applicable Indenture or for any remedy thereunder, unless that holder has previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least a specified percentage of the aggregate principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the Trustee to institute a proceeding as Trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within a specified number of days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of (and premium, if any) or interest on such debt security on or after the respective due dates provided in such debt security.



    Subject to provisions in each Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, neither Trustee is under an obligation to exercise any of its rights or powers under such Indenture at the request or direction of any holders of debt securities then outstanding under such Indenture, unless those holders shall have offered to the Trustee thereunder reasonable indemnity. Subject to the provisions in each Indenture for the indemnification of the Trustee thereunder, the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred on that Trustee.



    Lone Star will be required to furnish to each Trustee annually a statement as to the performance by Lone Star of certain of its obligations under the applicable Indenture and as to any default in such performance.



DEFEASANCE



    Each Indenture will provide that, at the option of Lone Star, (A) if applicable, Lone Star will be discharged from any and all obligations in respect of the debt securities of any series issued under that Indenture or (B) if applicable, Lone Star may omit to comply with certain restrictive covenants, and that the omission shall not be an Event of Default under the applicable Indenture and the debt securities of any series issued under that Indenture, and that those debt securities shall no longer be subject to the subordination provisions in the case of either (A) or (B) upon irrevocable deposit with the applicable Trustee, in trust, of money and/or U.S. government obligations that will provide money in an amount sufficient in the opinion of a nationally recognized accounting firm to pay the principal of and premium, if any, and each installment of interest, if any, on such debt securities. With respect to clause (B), the obligations under the applicable Indenture other than with respect to such covenants and the Events of Default other than the Event of Default relating to such covenants above shall remain in full force and effect. This trust may only be established if, among other things:



    - with respect to clause (A), Lone Star has received from, or there has been published by, the Internal Revenue Service ("IRS") a ruling or there has been a change in law, which in the opinion of counsel provides that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (B), Lone Star has delivered to the applicable Trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred;



    - no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default with respect to the debt securities shall have occurred or be continuing;



    - Lone Star has delivered to the applicable Trustee an opinion of counsel to the effect that the deposit shall not cause the Trustee or the trust to be subject to the Investment Company Act of 1940; and



    - certain other customary conditions precedent are met.



SUBORDINATION



    Upon any distribution to creditors of Lone Star in a liquidation, dissolution or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all senior debt, but the obligation of Lone Star to make payment of the principal of and interest on the subordinated debt securities will not otherwise be affected. No payment of principal or interest may be made on the subordinated debt securities at any time if a default on senior debt exists that permits the holders of the senior debt to accelerate its maturity and the default is the subject of judicial proceedings or Lone Star receives notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, Holders will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to Holders have been applied to the payment of senior debt. If the assets are distributed upon insolvency, the subordination may cause certain general creditors of Lone Star to recover more, ratably, than holders of the subordinated debt securities.



MODIFICATION AND WAIVER



    Modifications and amendments of either Indenture may be made by Lone Star and the applicable Trustee with the consent of the holders of a majority in aggregate principal amount of all outstanding debt securities issued under an Indenture that are affected by the modification or amendment, but no modification or amendment may, without the consent of the holder of the applicable debt security:



    - change the stated maturity of the principal of, or any installment of interest on, the debt security;



    - reduce the principal amount of (or the premium), or interest on, the debt security;



    - change the place or currency of payment of principal of (or premium), or interest on, the debt security;



    - impair the right to institute suit for the enforcement of any payment on or with respect to the debt security;



    - reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable Indenture;



    - reduce the percentage of aggregate principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults; and



    - modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified.

    The holders of a percentage of the aggregate principal amount, as specified in the applicable prospectus supplement, of the outstanding debt securities of a series may waive compliance by Lone Star of certain restrictive provisions of the applicable Indenture.



THE TRUSTEE



    Both Indentures will provide that, except during the continuance of an Event of Default, the applicable Trustee will perform only the duties as are specifically set forth in the applicable Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person's own affairs.



    Both Indentures and the provisions of the Trust Indenture Act incorporated by reference in the Indentures will contain limitations on the rights of each of the Trustees, should it become a creditor of Lone Star, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of the claim as security or otherwise. Each of the Trustees will be permitted to engage in other transactions with Lone Star or any affiliate, but if it acquires any conflicting interest (as defined in the applicable Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.



NO PERSONAL LIABILITY OF OFFICERS, DIRECTORS, EMPLOYEES OR STOCKHOLDERS



    No director, officer, employee or stockholder of Lone Star or any of its affiliates shall have any personal liability in respect of the obligations of Lone Star under either of the Indentures or the debt securities by reason of his, her or its status as a director, officer, employee or stockholder of Lone Star.



APPLICABLE LAW



    The Indentures and the debt securities offered by this prospectus will be governed by, and construed in accordance with, the laws of the State of New York.



                          DESCRIPTION OF CAPITAL STOCK



    Our authorized capital stock consists of 80 million shares of common stock, $1.00 par value per share, and 10 million shares of preferred stock, $1.00 par value per share.



    The following summary of the terms and provisions of our capital stock does not purport to be complete, and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which we incorporated by reference as exhibits to the registration statement, of which this prospectus is a part, and applicable law.



COMMON STOCK



    We are authorized to issue up to 80 million shares of common stock, par value $1.00 per share. The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted upon by the stockholders. The holders of our common stock are entitled to participate equally in dividends, if any, declared by our Board of Directors out of legally available funds, and in the distribution of assets in the event of liquidation. However, the payment of any dividends and the distribution of assets to holders of our common stock will be subject to any prior rights of any outstanding shares of our preferred stock. We have never paid cash dividends on our common stock. The holders of our common stock have no preemptive, conversion or other rights to subscribe for additional shares of our stock. There are no redemption rights or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and nonassessable.

PREFERRED STOCK



    Our Board of Directors is authorized, without further action by the stockholders, to issue up to 10 million shares of preferred stock and to establish, without stockholder approval, one or more classes or series of Lone Star preferred stock having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations that our Board of Directors may designate. No shares of our preferred stock are issued or outstanding. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and restrict their rights to receive payments upon our liquidation. It could also have the effect of delaying, deferring or preventing a change in control of Lone Star. We have no present plan to issue any shares of preferred stock.



DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS



    BOARD OF DIRECTORS. Our certificate of incorporation provides that our Board of Directors will set the number of members of our Board by resolution and that our Board will be divided into three classes, each class to be as nearly equal in number of directors as possible. In addition, under our certificate of incorporation, directors may be removed only for cause by the affirmative vote of 80% of the then-outstanding shares of our capital stock entitled to vote. Thus, the holder or holders of as little as one share more than 20% of the voting power may veto the removal of any director. Our certificate of incorporation also provides that vacancies on our Board of Directors will be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, and that the newly elected director serves for the unexpired term of his or her predecessor. The likely effect of the classified board and limitations on the removal of directors and filling of vacancies is an increase in the time required for the stockholders to change the composition of our Board of Directors. These classification provisions are subject to the rights of holders of preferred stock which may be established by our Board of Directors pursuant to our certificate of incorporation in order to permit the holders of preferred stock to elect directors under specified circumstances relating to the payment of dividends by, and the liquidation of, Lone Star.



    Our bylaws provide that nominations for the election of directors may be made by the Board of Directors, by a proxy committee appointed by the Board or by any stockholder entitled to vote in the election of directors. Under our bylaws, stockholders intending to nominate director candidates for election must give proper advance notice to the secretary of Lone Star. The chairman of any stockholder meeting may refuse to acknowledge the nomination of any person not nominated in compliance with the procedure established in the bylaws. Although this does not give the Board of Directors any power to approve or disapprove stockholder nominations for election of directors, it may have the effect of precluding a contest for the election of directors if these procedures are not followed.



    STOCKHOLDER MEETINGS. Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may not be taken by written consent. Our certificate of incorporation further provides that special meetings of the stockholders may be called only by the Chairman of the Board of Directors or by a majority of the Board of Directors. The foregoing provisions could have the effect of delaying until the next stockholders' meeting stockholder actions that are favored by the holders of a majority of the outstanding voting securities of Lone Star.



    SPECIAL VOTE REQUIRED FOR BUSINESS COMBINATIONS. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law, and provisions in our certificate of incorporation which relate to transactions with interested stockholders. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purpose of Section 203, a "business combination" includes mergers, asset sales having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is generally a person who, together with affiliates and associates, owns (or within three years prior to the date of determination of whether the person is an "interested stockholder" did own) 15% or more of the corporation's outstanding voting stock.



    Our certificate of incorporation contains additional provisions relating to business combinations that supplement Section 203 and prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. As defined in our certificate of incorporation, a "business combination" includes:



    - mergers;



    - assets sales and other transactions having an aggregate fair market value of $100 million or more;



    - the adoption of any plan or proposal for the liquidation or dissolution of Lone Star proposed by any "interested stockholder" or an affiliate of any "interested stockholder"; and



    - any reclassification of securities or other transaction that has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Lone Star or any subsidiary which is directly or indirectly owned by any "interested stockholder" or any affiliate of any "interested stockholder."



As defined in our certificate of incorporation, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the prior two years did own, 20% or more of our outstanding voting stock or who is an assignee of any shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by any "interested stockholder," if the assignment did not involve a public offering within the meaning of the Securities Act of 1933, as amended.



    AMENDING OUR CERTIFICATE OF INCORPORATION AND BYLAWS. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws unless the certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The majority stockholder vote would be in addition to any separate class vote that might be required by the terms of any series of preferred stock that might be outstanding at the time any amendments are submitted to stockholders. Many of the provisions in our certificate of incorporation require the affirmative vote of 80% or more of the then-outstanding shares of our capital stock for their amendment.



                        DESCRIPTION OF DEPOSITARY SHARES



    We may offer preferred stock represented by depositary shares and issue depositary receipts evidencing the depositary shares. Each depositary share will represent a fraction of a share of preferred stock. Shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among us, a bank or trust company acting as the "depositary" and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares. Those rights include any dividend, voting, conversion, redemption and liquidation rights. Immediately following the issuance of the preferred stock to the depositary, we will cause the depositary to issue depositary receipts on our behalf.



    The forms of the depositary agreement and the related depositary receipts relating to any particular issue of depositary shares will be filed with the SEC via a Current Report on Form 8-K prior to our initial offering of the depositary shares, and you should read those documents for provisions that may be important to you.



    If depositary shares are offered, the applicable prospectus supplement will describe the terms of such depositary shares, the deposit agreement and, if applicable, the depositary receipts, including the following, where applicable:



    - the payment of dividends or other cash distributions to the holders of depositary receipts when the dividends or other cash distributions are made with respect to the preferred stock;



    - the voting by a holder of depositary shares of the preferred stock underlying the depositary shares at any meeting called for that purpose;



    - if applicable, the redemption of depositary shares upon our redemption of shares of preferred stock held by the depositary;



    - if applicable, the exchange of depositary shares upon an exchange by us of shares of preferred stock held by the depositary for debt securities or common stock;



    - if applicable, the conversion of the shares of preferred stock underlying the depositary shares into shares of our common stock, other shares of our preferred stock or our debt securities;



    - the terms upon which the deposit agreement may be amended and terminated;



    - a summary of the fees to be paid by us to the depositary;



    - the terms upon which a depositary may resign or be removed by us; and



    - any other terms of the depositary shares, the deposit agreement and the depositary receipts.



    If a holder of depositary receipts surrenders the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into other securities of Lone Star, the holder will be entitled to receive at the corporate trust office the number of shares of preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive whole and, to the extent provided by the applicable prospectus supplement, fractional shares of the preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to receive depositary shares in exchange for shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that is more than the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will issue the holder a new depositary receipt evidencing the excess number of depositary shares at the same time.



    Prospective purchasers of depositary shares should be aware that special tax, accounting and other considerations may be applicable to instruments such as depositary shares.



                            DESCRIPTION OF WARRANTS



    We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. If we issue warrants, we will do so under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

    The form of warrant agreement relating to any particular issue of warrants will be filed with the SEC via a Current Report on Form 8-K prior to our initial offering of the warrants, and you should read the warrant agreement for provisions that may be important to you.



    The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:



    - the title of the warrants;



    - the aggregate number of warrants offered;



    - the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable on exercise of the warrants, and procedures that may result in the adjustment of those numbers;



    - the exercise price of the warrants;



    - the dates or periods during which the warrants are exercisable;



    - the designation and terms of any securities with which the warrants are issued;



    - if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;



    - if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;



    - any minimum or maximum amount of warrants that may be exercised at any one time;



    - any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and



    - any other terms of the warrants.



    Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.



MODIFICATIONS



    We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.



    We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:



    - shorten the period of time during which the warrants may be exercised; or



    - otherwise materially and adversely affect the exercise rights of the holders of the warrants.



ENFORCEABILITY OF RIGHTS



    The warrant agent will act solely as our agent. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder's right to exercise the holder's warrants.

                              SELLING STOCKHOLDER



    We are registering 1,000,000 shares covered by this prospectus for secondary offering on behalf of Alpine Capital, L.P.,a member of a significant stockholder group that is reported to collectively own nearly half of our outstanding common stock.



    The applicable prospectus supplement relating to any shares of common stock offered by Alpine Capital will set forth:



    - the nature of any position, office, or other material relationship which Alpine Capital will have had during the prior three years with us or any of our predecessors or affiliates;



    - the number of shares owned by Alpine Capital prior to the offering;



    - the number of shares to be offered for Alpine Capital's account; and



    - the number of shares and (if 1% or more), the percentage of common stock to be owned by Alpine Capital after the completion of the offering.



    All expenses incurred with the registration of shares of common stock owned by Alpine Capital will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, or commissions in connection with the registration.



                              PLAN OF DISTRIBUTION



    We or the selling stockholder, as appropriate, may sell the securities being offered by this prospectus:



    - directly to purchasers in privately negotiated transactions or otherwise;



    - through agents;



    - through underwriters;



    - through dealers;



    - in a block trade in which the broker-dealer so engaged will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;



    - in purchases by a broker-dealer as principal and resale by that broker-dealer for its own account pursuant to this prospectus;



    - through ordinary brokerage transactions in which the broker solicits purchasers;



    - in connection with short sales of our common stock by the selling stockholder in which shares are redelivered to close out the selling stockholder's short positions;



    - in connection with the selling stockholder's loan or pledge to a broker-dealer of shares of common stock covered by this prospectus, and the sale of the shares so loaned or the sale of the shares so pledged upon a default;



    - in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or



    - in a combination of any of the above methods.



    For purposes of the selling stockholder's plan of distribution, the term "selling stockholder" includes donees, pledgees, transferees or other successors in interest selling shares of our common stock received from the selling stockholder after the date of this prospectus as a gift, distribution or other transfer not constituting a sale.

    We, or the selling stockholder or designated agents, may directly solicit, from time to time, offers to purchase the securities. Any particular agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended. We or the selling stockholder will name the agents involved in the offer or sale of the securities and describe any commissions payable to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements to indemnification from us or the selling stockholder against specific liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.



    If any underwriters are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. The names of these underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.



    If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, the securities will be sold to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Dealers may be entitled to indemnification against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.



    The selling stockholder will act independently of Lone Star in making decisions with respect to the timing, manner and size of each sale of securities. The selling stockholder and two of its related entities, Keystone, Inc. and The Anne T. and Robert M. Bass Foundation, have agreed that, if requested by Lone Star or the underwriters, they will execute a customary lock-up agreement obligating them not to sell any of our common stock (or securities convertible into our common stock) for a period of time ending no more than 90 days after the closing of each offering of those securities by Lone Star under this prospectus. This lock-up agreement will continue so long as the selling stockholder and such two related entities continue to hold in the aggregate more than 5% of our common stock.



    The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.



                                 LEGAL MATTERS



    Unless otherwise specified in a prospectus supplement relating to the securities, certain legal matters in connection with the securities will be passed upon for us by Fulbright & Jaworski L.L.P., Dallas, Texas. Any underwriters will be advised about issues relating to any offering by their legal counsel to be named in the appropriate prospectus supplement.



                                    EXPERTS



    The audited consolidated financial statements and schedules of Lone Star and Fintube incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports.

    The audited financial statements of Bellville Tube Corporation incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Harper & Pearson Company, independent public accountants, and are incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports.

                 SUBJECT TO COMPLETION, DATED OCTOBER 20, 2000



                                   PROSPECTUS



                        1,100,000 SHARES OF COMMON STOCK



                          LONE STAR TECHNOLOGIES, INC.



                                     [Logo]



    This prospectus relates to the issuance and sale of up to 1,100,000 shares of our common stock from time to time through a sales manager to be named in prospectus supplements. These sales, if any, will be made pursuant to the terms of a sales agreement between the sales manager and us. A form of such sales agreement will be filed as an exhibit to this registration statement.



    Our common stock is listed on the New York Stock Exchange under the symbol "LSS." Sales of shares of our common stock under this prospectus, if any, will be made by means of ordinary brokers' transactions through the facilities of the New York Stock Exchange at prices prevailing at the time of sale. These sales will be made by the sales manager on a best efforts basis. On October 18, 2000 the last reported sales price of our common stock on the New York Stock Exchange was $47.00 per share.



    The compensation to the sales manager for sales of common stock will be a specified percentage of the sales proceeds from the sale of shares as set forth in the applicable prospectus supplement. The net proceeds from any sales under this prospectus will be used as described under "Use of Proceeds" in this prospectus. In connection with the sale of common stock on our behalf, the sales manager may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of the sales manager may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales manager against certain liabilities, including liabilities under the Securities Act.



    YOU SHOULD CAREFULLY REVIEW AND CONSIDER THE INFORMATION UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE A-6 OF THIS PROSPECTUS AND UNDER THE SAME HEADING IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR SECURITIES.



    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this prospectus is October   , 2000.

                               TABLE OF CONTENTS



                                                                PAGE
                                                              --------
About This Prospectus.......................................     A-3
About the Company...........................................     A-3
Where You Can Find More Information.........................     A-3
Cautionary Statement Concerning Forward-Looking
  Statements................................................     A-4
Risk Factors................................................     A-6
Use of Proceeds.............................................    A-12
Description of Capital Stock................................    A-12
Plan of Distribution........................................    A-15
Legal Matters...............................................    A-15
Experts.....................................................    A-15

                             ABOUT THIS PROSPECTUS



    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf process, we may sell up to 1,100,000 shares of common stock in an "at-the-market" offering described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."



    The terms "Lone Star," "we," "our" and "us" refer to Lone Star
Technologies, Inc. and its consolidated subsidiaries unless the context suggests otherwise. The term "you" refers to a prospective investor. The address of our principal executive offices is 15660 North Dallas Parkway, Suite 500, Dallas, Texas 75248, and our telephone number is (972) 770-6401. Our mailing address is P.O. Box 803546, Dallas, Texas 75380. Our website is located at www.lonestartech.com. Information contained on our website does not constitute, and shall not be deemed to constitute, part of this prospectus.



    You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.



                               ABOUT THE COMPANY



    We are the leading domestic manufacturer of premium welded "oil country tubular goods," which are steel tubular products used in the completion and production of oil and natural gas wells. We are also a major manufacturer of line pipe, which is used in the gathering and transmission of oil and natural gas. In addition, we are a leading manufacturer of specialty tubing products used in power technology, automotive, construction, agricultural and industrial applications. In January 2000, we acquired the assets of Fintube Limited Partnership, the largest specialty tubing manufacturer of heat recovery finned tubulars, which are used in various power technology applications, including in the construction of gas-fired, combined cycle power generation plants. Also, on April 1, 2000 we completed an acquisition of the assets of Bellville Tube Corporation, a manufacturer of casing, tubing and line pipe for the oil and gas industry.



                      WHERE YOU CAN FIND MORE INFORMATION



    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Our filings with the SEC are also available to the public over the Internet at the SEC's website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.



    The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the securities are sold.

    - Annual Report on Form 10-K, as amended, for the year ended December 31, 1999.



    - Current Report on Form 8-K filed November 22, 1999 (date of event November 16, 1999).



    - Current Report on Form 8-K filed January 18, 2000 (date of event
      January 3, 2000), Amendment No. 1 to the Form 8-K filed February 3, 2000, Amendment No. 2 to the Form 8-K filed March 17, 2000, Amendment No. 3 to the Form 8-K filed March 29, 2000 and Amendment No. 4 to the Form 8-K filed June 1, 2000. The Form 8-K, as amended, includes audited financial statements of Fintube Limited Partnership and unaudited pro forma financial statements of Lone Star reflecting the acquisition by Lone Star of the Fintube assets.



    - Current Report on Form 8-K filed March 16, 2000 (date of event March 8,
      2000).



    - Quarterly Report on Form 10-Q, for the three month and six month periods ended June 30, 2000.



    - Current Report on Form 8-K filed April 17, 2000 (date of event March 31,
      2000) and Amendment No. 1 to the Form 8-K filed June 14, 2000. The
      Form 8-K, as amended, includes audited financial statements of Bellville Tube Corporation and unaudited pro forma financial statements of Lone Star reflecting the acquisition by Lone Star of the Bellville assets.



    - Current Report on Form 8-K filed July 11, 2000 (date of event July 11,
      2000).



    - Current Report on Form 8-K filed July 18, 2000 (date of event July 17,
      2000).



    - Current Report on Form 8-K filed July 28, 2000 (date of event July 27,
      2000).



    - Current Report on Form 8-K filed August 4, 2000 (date of event August 4,
      2000).



    - Current Report on Form 8-K filed September 5, 2000 (date of event August 29, 2000).



    - Current Report on Form 8-K filed October 18, 2000 (date of event October 16, 2000).



    - Current Report on Form 8-K filed October 20, 2000 (date of event October 18, 2000).



    - Current Report on Form 8-K filed October 20, 2000 (date of event October 19, 2000).



    - Registration Statement on Form 8-A filed April 9, 1997 containing a description of the Lone Star common stock.



    You may request a copy of these filings at no cost by writing or telephoning us at the following address:



    Lone Star Technologies, Inc.



    P.O. Box 803546



    Dallas, Texas 75380



    Attention: Sharon Goodrich



    (972) 770-6401



    Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.



           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS



    This prospectus, any accompanying prospectus supplement and the documents we have incorporated by reference contain forward-looking statements. The words "believe," "expect"

"estimate" and "anticipate" and similar expressions identify forward-looking statements. Forward-looking statements include those that address activities, events or developments that we expect or anticipate will or may occur in the future. These forward-looking statements include statements regarding our financial position, business strategy and other plans and objectives for future operations and any other statements which are not historical facts. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected effects on our business or operations. Among the factors that could cause actual results to differ materially from our expectations are the following:



    - natural gas and oil price volatility;



    - domestic and foreign competition;



    - steel price volatility;



    - inventory fluctuations;



    - our ability to successfully manage our business;



    - fluctuations in industry-wide inventory levels;



    - fluctuations in construction levels of gas-fired, combined cycle power generation plants;



    - general economic conditions;



    - the presence or absence of governmentally imposed trade restrictions; and



    - similar matters and other factors disclosed under "Risk Factors" and elsewhere in this prospectus or in any prospectus supplement.



These factors expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf.



    A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any intention or obligation to update forward-looking statements after we distribute this prospectus and the applicable prospectus supplement.

                                  RISK FACTORS



    BEFORE YOU INVEST IN OUR SECURITIES, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT AND THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE INTO THIS DOCUMENT BEFORE PURCHASING OUR SECURITIES. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED AND YOU MAY LOSE ALL OF YOUR INVESTMENT.



THE VOLATILITY OF OIL AND GAS MARKETS AFFECTS DEMAND FOR OUR PRINCIPAL PRODUCTS, AND DOWNTURNS IN THESE MARKETS COULD CAUSE OUR REVENUES TO DECREASE.



    The sale of casing, tubing and line pipe to the oil and gas industry constitutes the most significant source of our revenues. The oil and gas industry has historically been volatile. Downturns in the oil and gas markets and general economic conditions could cause demand for our principal products to decrease, which would adversely affect our revenues and results of operations.



    Demand for our oilfield products depends primarily upon the number of oil and natural gas wells being drilled, completed and re-worked and the depth and drilling conditions of these wells. The level of these activities depends primarily on natural gas and oil industry expectations as to future prices. Natural gas and oil prices are subject to significant fluctuations in response to relatively minor changes in supply, market uncertainty and a variety of additional factors that are beyond our control. These factors include:



    - worldwide and domestic supplies of and demand for oil and natural gas;



    - the volatility of natural gas and oil prices;



    - the instability of domestic and foreign natural gas and oil production;



    - political instability or armed conflict in oil and gas producing regions;



    - the price, fluctuation in inventories and level of imports of oil and gas casing, tubing and line pipe;



    - the level of consumer and industrial demand;



    - the price and availability of alternative fuels;



    - the availability of pipeline capacity;



    - weather conditions;



    - domestic and foreign governmental regulations, especially trade laws and taxes; and



    - the overall economic environment including the demand for electricity.



    We expect natural gas and oil prices to continue to be volatile in the future. We cannot predict future natural gas and oil price movements, and we cannot give you any assurances as to the level of future demand for our products.



THE COMPETITION FOR RAW MATERIALS WE USE IN OUR BUSINESS AND THE VOLATILITY OF OUR RAW MATERIAL COSTS COULD ADVERSELY AFFECT OUR OPERATIONS.



    Purchased steel represents approximately 50% of our cost of goods sold. The price and availability of steel slabs, coils, scrap and wire rod that we use in our manufacturing processes are highly competitive and volatile. Various factors, most of which are beyond our control, affect the supply and price of steel. These factors include:



    - supply and demand factors;

    - freight costs and transportation availability;



    - inventory levels of brokers and distributors;



    - the price and availability of imported steel pipe and tubing;



    - trade duties and taxes; and



    - labor disputes.



    Changes in steel prices can affect the pricing levels of our products. We seek to maintain our profit margin by attempting to increase the price of our products in response to an increase in steel costs. Frequently, increases in the prices of our products do not fully compensate us for steel price increases and generally lag behind increases in steel prices. As a result, we typically have a limited ability to recover increases in steel costs. We cannot predict whether the availability of steel slabs and coils will constrain our operations.



OUR ACQUISITION OF FINTUBE'S AND BELLVILLE'S BUSINESSES AND ANY OTHER ACQUISITIONS MIGHT DISRUPT OUR BUSINESS IF OUR EXPECTATIONS ARE NOT MET OR IF WE ARE UNABLE TO OPERATE ANY ACQUIRED BUSINESS SUCCESSFULLY.



    In January 2000, we purchased the assets of Fintube Limited Partnership. We have retained Fintube's personnel to conduct its business in generally the same manner as it was conducted prior to the acquisition. We cannot assure you, however, that we will be successful in maintaining this continuity or that our plans regarding the operation of the acquired Fintube business or our existing business will not change. Any disruptions in personnel or operations could be compounded by our lack of familiarity with the finned tube business and could result in quality problems, inefficiencies in production or dissatisfied or lost customers. Similarly, we have retained Bellville Tube Corporation's personnel since our completed acquisition of Bellville's assets in April 2000. Any loss of key Bellville personnel could be disruptive to our business.



    We may consider other strategic acquisitions from time to time. We can give you no assurance that our acquisition activities will perform in accordance with our expectations. We must necessarily base any assessment of potential acquisitions on inexact and incomplete information and assumptions with respect to operations, profitability and other matters that may prove to be incorrect. We cannot assure you that our management would recognize the risks and uncertainties associated with any future acquisitions or that we recognized all the risks and uncertainties in the Fintube and Bellville acquisitions.



MARKET VOLATILITY AND DOWNTURNS OF INDUSTRIES WHICH USE OUR FINTUBE PRODUCTS FOR HEAT RECOVERY APPLICATIONS COULD REDUCE DEMAND FOR THOSE PRODUCTS AND ADVERSELY AFFECT OUR REVENUES.



    Our Fintube subsidiary produces boiler tubes, finned tubes and other products used in a variety of heat recovery applications, including power generation, industrial plant processing and petrochemical businesses. Our Fintube business is therefore dependent on power plant construction, the cost of alternative fuels for power generation and other factors. To a lesser extent, our Fintube business is dependent on industrial plant processing and petrochemical plant construction. This construction activity and the corresponding demand for our Fintube products are also related to natural gas and oil prices and are therefore subject to the volatility of the oil and gas market. Demand for these products fluctuates significantly in response to a number of economic, market and other factors, most of which are beyond our control. A decrease in demand for these products could adversely affect our results of operations. Some of the factors affecting demand are:



    - the level of consumer and industrial demand for electrical power generation;



    - instability and volatility of oil prices and domestic and foreign oil production levels, which factors can affect investment in petrochemical plants;

    - the price and level of imports of foreign products;



    - worldwide and domestic supplies of natural gas;



    - construction of new gas-fired power generation plants;



    - the price and availability of alternative fuels;



    - weather conditions;



    - domestic and foreign governmental regulations and taxes; and



    - the overall economic environment.



    We cannot predict future economic and market movements, and we cannot give you any assurances as to the level of future demand for our Fintube products.



CHANGES IN INDUSTRY MANUFACTURING CAPACITY AND FLUCTUATIONS IN INVENTORY OF OIL AND GAS CASING AND TUBING PRODUCTS AND LINE PIPE COULD ADVERSELY AFFECT OUR SALES.



    Industry-wide inventory levels of tubular goods for the oil and gas industry can vary significantly from period to period. Demand for oilfield tubular products from the manufacturer could decline and is often volatile due to inventory supply resulting from reduced end user purchases, new manufacturing capacity and/or increased imports. Any oversupply of oilfield tubular products would have a direct adverse effect on the demand for new production of our oilfield tubular goods when customers draw from existing inventory rather than purchase new products. Moreover, short term fluctuations in demand for oilfield tubular products can occur due to the inability of distributors to buy these products because of capital constraints, the desire of distributors to reduce inventory to lessen the personal property taxes they must pay and other market outlook considerations. As a result, our oil and gas casing and tubing sales could decline, thereby adversely affecting our results of operations. Excessive inventories could have a material adverse effect on price levels. We cannot assure you that any new or excess domestic capacity will be substantially absorbed during periods of increased domestic drilling activity since foreign producers of oil and gas casing and tubing and line pipe may increase their exports to the United States market.



EASING OF UNITED STATES GOVERNMENT IMPORT TRADE RESTRICTIONS COULD INCREASE FOREIGN COMPETITION IN OUR INDUSTRY AND HARM OUR BUSINESS, PARTICULARLY IN THE CASE OF OIL AND GAS CASING AND TUBING AND LINE PIPE.



    The domestic steel industry historically has faced significant competition from foreign steel producers. The level of imports of oil country tubular goods, which has varied significantly over time, affects the domestic market for these goods. High levels of imports reduce the volume sold by domestic producers and tend to suppress selling prices, both of which have an adverse impact on our business.



    The level of imports of oil and gas casing and tubing and line pipe is affected by:



    - overall world demand for oil and gas casing and tubing and line pipe;



    - inventory levels of casing, tubing and line pipe;



    - the purchasing pattern of distributors and end users;



    - domestic and foreign trade policy; and



    - the relative value of the United States dollar.



    Many foreign steel producers are owned, controlled or subsidized by their governments and their decisions with respect to production and sales may be influenced more by political and economic policy considerations than by prevailing market conditions. Actions motivated by these factors could increase competition and cause our sales to decrease.

    The United States government is currently imposing duties on the imports of various oil and gas casing and tubing products from some foreign countries in response to antidumping and countervailing duty cases filed by several domestic steel companies. In February 2000, the United States government granted relief to the line pipe industry under Section 201 of the Trade Act of 1974 by imposing restrictions and tariffs on some welded line pipe imports for three years.



    Antidumping and countervailing duty orders applicable to our industry are limited to specific countries, are largely under appeal and may be revoked as a result of periodic "sunset reviews." Additionally, an individual exporter may retain revocation as to itself under specific circumstances. If those orders are revoked in full or in part or the duty rates are lowered, we could be exposed to increased competition from imports that could have a material adverse effect on our business. The relief granted to the line pipe industry in February 2000 under Section 201 of the Trade Act of 1974 is also subject to appeal and review, and a revocation of that relief could harm us.



    We cannot predict the United States government's future actions regarding import duties or other trade restrictions on imports of oil and gas casing and tubing products or line pipe, or the impact of these actions on our sales of oil and gas casing and tubing products or line pipe.



OUR PRECISION MECHANICAL TUBULARS AND OTHER BUSINESSES ARE SENSITIVE TO ECONOMIC DOWNTURNS, WHICH COULD CAUSE OUR REVENUES TO DECREASE.



    The demand for our precision mechanical tubulars, flat rolled steel and other products is also cyclical in nature and is sensitive to general economic conditions. We manufacture and sell high quality steel tubing in the form of precision mechanical tubulars used by our customers in the manufacture of products such as automotive stabilizers, hydraulic cylinders and cranes. The demand for these products and, in turn, for our precision mechanical tubulars, is cyclical and dependent on the general economy, the automotive and construction industries and other factors affecting domestic goods activity. We cannot assure you that our precision mechanical tubulars inventories will not become excessive, which could have a material adverse effect on price levels and the quantity of precision mechanical tubulars sold by us.



WE FACE SIGNIFICANT FOREIGN AND DOMESTIC COMPETITION IN OUR OIL AND GAS CASING AND TUBING AND FINTUBE BUSINESSES, AND THIS COMPETITION MAY CAUSE US TO LOSE SALES.



    The market for our products, particularly with respect to oil and gas casing and tubing, line pipe and finned tubes, is highly competitive. We believe that the principal competitive factors affecting these products are quality, availability, service and price. We compete with foreign and domestic producers, including, in the case of oilfield products, manufacturers of seamless products. Many of the foreign producers benefit from substantially greater assets and resources than we have and from integrated or consolidated commercial relationships. Our oil and gas casing and tubing and line pipe products are subject to competition from domestic and foreign integrated and mini-mill producers. Our Fintube products face competition from both domestic manufacturers and from Pacific Rim and other international producers. These companies may be better able than us to successfully endure downturns in either the energy or industrial sectors. Currency fluctuations may make our products less competitive.



    In the welded oil and gas casing and tubing and line pipe market, we compete against manufacturers that may be able to purchase or produce semi-finished steel, hot rolled coils or scrap at a lower cost than we can. Our Lone Star Steel subsidiary satisfies its raw material requirements and those of our Bellville subsidiary by purchasing semi-finished steel, using purchased and internally generated scrap to make hot rolled coils in its melt shop and hot strip mill and purchasing coils. Correspondingly, our Fintube subsidiary must also compete with manufacturers that may be able to purchase or produce coils more cost-effectively than we can. We cannot assure you that we can satisfy our subsidiaries' raw material requirements as cost-effectively as our competitors.

WE HAVE SUBSTANTIAL CAPITAL REQUIREMENTS, AND WE MAY REQUIRE ADDITIONAL CAPITAL IN THE FUTURE WHICH MIGHT NOT BE AVAILABLE TO US.



    We operate in capital intensive businesses. We have made, and expect to make, significant capital expenditures each year both for the recurring maintenance necessary to keep manufacturing facilities operational and to comply with environmental and other legal requirements. Additionally, we regularly make significant capital expenditures for technological improvements and maintenance. If funding is insufficient at any time in the future, we may be unable to develop or enhance our products or services, take advantage of business opportunities or respond to competitive pressures.



WE HAVE UNDERFUNDED PENSION PLANS, WHICH COULD RESULT IN CLAIMS AGAINST OUR ASSETS.



    Our three defined benefit pension plans for our Lone Star Steel subsidiary's bargaining unit employees are significantly underfunded. If the plans were terminated under the distress termination provisions of the Employee Retirement Income Security Act of 1974, as amended, or "ERISA," the Pension Benefit Guaranty Corporation, or "PBGC," would have claims against our assets for the amount necessary to satisfy the plans' unfunded benefit liabilities under the PBGC's actuarial assumptions.



POTENTIAL CASUALTIES AND PRODUCT LIABILITY CLAIMS RELATING TO THE PRODUCTS WE MANUFACTURE AND SELL TO THE OIL AND GAS INDUSTRY AND INDUSTRIES USING HEAT RECOVERY APPLICATIONS COULD HARM OUR BUSINESS.



    Our oil and gas casing, tubing and line pipe products are sold primarily for use in oil and gas drilling and transmission activities, which are subject to inherent risks, including well failures, line pipe leaks and fires, that could result in death, personal injury, property damage, pollution or loss of production. Any of these hazards and risks can result in the loss of hydrocarbons, environmental pollution, personal injury claims and damage to property. Correspondingly, defects in our specialty tubing products could result in death, personal injury, property damage, pollution, damage to equipment and facilities or inefficient heat recovery. We warrant our oilfield products and specialty tubing and the alliance products we sell or distribute to be free of various defects. Actual or claimed defects in our products may give rise to claims against us for losses and expose us to claims for damages. We cannot assure you that our insurance will be adequate or available to protect us in the event of a claim or that the coverage will not be canceled or otherwise terminated.



POLITICAL AND ECONOMIC CONDITIONS IN FOREIGN COUNTRIES IN WHICH WE OPERATE COULD ADVERSELY AFFECT US.



    Our Lone Star Steel subsidiary's direct foreign revenues as a percentage of total revenues were approximately 6% in 1999, 8% in 1998 and 9% in 1997. Our entry into the finned tube business has increased our foreign exposure, as our Fintube subsidiary maintains manufacturing facilities in Canada and Mexico. Before our Fintube acquisition, Fintube Limited Partnership had direct and indirect sales relating to projects outside the United States of approximately $5.1 million in 1999, $8.6 million in 1998 and $15.8 million in 1997. The success of our sales to foreign markets depends on numerous factors, many of which are beyond our control. These factors include economic conditions in the foreign countries in which we sell our products and services. Our international sales may also expose us to risks inherent in doing business outside the United States, including currency fluctuations, restrictions on the repatriation of profits and assets, compliance with foreign laws and standards and political risks.



VARIOUS GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL RISKS APPLICABLE TO OUR BUSINESS MAY REQUIRE US TO TAKE ACTIONS WHICH WILL ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.



    Our business is subject to numerous United States and foreign federal, state, provincial and local laws and regulations, including regulations with respect to air emissions, wastewater discharges and the generation, handling, storage, transportation, treatment and disposal of waste materials. Although we believe we are in substantial compliance with all applicable laws and regulations, legal requirements are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. We may be required to make significant expenditures to comply with governmental laws and regulations. We cannot be certain that existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulations, will not have a material adverse effect on our results of operations and financial condition.



OUR OPERATIONS ARE SUBJECT TO VARIOUS COLLECTIVE BARGAINING AGREEMENTS, AND WORK STOPPAGES AND OTHER LABOR PROBLEMS COULD ADVERSELY AFFECT US.



    Our subsidiaries are subject to six collective bargaining agreements with five unions. The majority of our union workers are employees of our Lone Star Steel subsidiary represented by the United Steelworkers of America. Two of the other agreements cover substantially all of Lone Star Steel's warehouse and plant security workers. The remaining three collective bargaining agreements cover employees of our Fintube subsidiary in Canada and Mexico. These agreements generally cover wages, health care benefits and retirement plans, seniority, job classes and work rules. We can give you no assurance that these collective bargaining agreements will be renewed upon expiration or that new collective bargaining agreements on terms acceptable to us will be established.



OUR SIGNIFICANT STOCKHOLDERS CONTROL A SUBSTANTIAL PORTION OF OUR OUTSTANDING COMMON STOCK.



    We believe that a significant stockholder group collectively owns almost one-half of our common stock prior to any sale of shares pursuant to this prospectus and any sales of common stock by us. Accordingly, these stockholders, as a group, will be able to significantly influence the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our certificate of incorporation or bylaws, and the approval of mergers and other significant corporate transactions. Historically, this significant stockholder group has generally not affirmatively acted to control or impact our management. We cannot assure you, however, that this stockholder group will continue to act in the same manner in the future. One of the eight members of our Board of Directors serves on our Board at the request of this significant stockholder group. The existence of these levels of ownership concentrated in a few persons makes it less likely that any other holder of common stock will be able to affect our management or direction. These factors may also have the effect of delaying or preventing a change in our management or voting control or our acquisition by a third party. In addition, this group's ownership following this offering may reduce the trading volume.



WE COULD LOSE OUR FEDERAL TAX NET OPERATING LOSS CARRYFORWARDS IF WE, OR THE CONSOLIDATED GROUP WITH WHOM WE FILE TAX RETURNS, EXPERIENCES AN OWNERSHIP CHANGE OF MORE THAN 50 PERCENTAGE POINTS.



    We had federal income tax net operating loss carryforwards of approximately $261.6 million at December 31, 1999 that, if not utilized to reduce our taxable income, will expire between years 2003 and 2014. Our ability to use these net operating loss carryforwards to reduce taxable income is dependent upon either us, or the consolidated group with whom we file our tax returns, not experiencing an ownership change of more than 50 percentage points under rules contained in the Internal Revenue Code. Since our common stock is publicly traded, there is no assurance that future trading or other sales of our stock will not result in an ownership change that could limit the availability of our net operating loss carryforwards. In addition, a portion of our net operating loss carryforwards relates to our former subsidiary, American Federal Bank, F.S.B., and is subject to an agreement with the Federal Deposit Insurance Corporation under which we may be required to pay that government agency for certain tax benefits relating to the use of the net operating loss carryforwards.

    THERE MAY BE ADDITIONAL RISK FACTORS IN THE FUTURE.



    Please see the prospectus supplement and our filings with the SEC incorporated herein for additional risk factors that may be applicable to a particular class or issuance of securities or to us in the future.



                                USE OF PROCEEDS



    Unless otherwise provided in a prospectus supplement, we will use the net proceeds of the sale of securities described in this prospectus and in any prospectus supplement to repay existing debt, to acquire other businesses, to fund development of new products, to fund capital expenditures and to provide funds for general corporate purposes.



    The exact amount of net proceeds to be used and the timing of their use will be applied to corporate purposes will depend on a number of factors, including market conditions, our funding requirements and the availability of alternative funding sources. We will disclose in a prospectus supplement any future proposal to use net proceeds from an offering of our securities to finance a specific purpose, if applicable.



                          DESCRIPTION OF CAPITAL STOCK



    Our authorized capital stock consists of 80 million shares of common stock, $1.00 par value per share, and 10 million shares of preferred stock, $1.00 par value per share.



    The following summary of the terms and provisions of our capital stock does not purport to be complete, and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which we incorporated by reference as exhibits to the registration statement, of which this prospectus is a part, and applicable law.



COMMON STOCK



    We are authorized to issue up to 80 million shares of common stock, par value $1.00 per share. The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted upon by the stockholders. The holders of our common stock are entitled to participate equally in dividends, if any, declared by our Board of Directors out of legally available funds, and in the distribution of assets in the event of liquidation. However, the payment of any dividends and the distribution of assets to holders of our common stock will be subject to any prior rights of any outstanding shares of our preferred stock. We have never paid cash dividends on our common stock. The holders of our common stock have no preemptive, conversion or other rights to subscribe for additional shares of our stock. There are no redemption rights or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and nonassessable.



PREFERRED STOCK



    Our Board of Directors is authorized, without further action by the stockholders, to issue up to 10 million shares of preferred stock and to establish, without stockholder approval, one or more classes or series of Lone Star preferred stock having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations that our Board of Directors may designate. No shares of our preferred stock are issued or outstanding. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and restrict their rights to receive payments upon our liquidation. It could also have the effect of delaying, deferring or preventing a change in control of Lone Star. We have no present plan to issue any shares of preferred stock.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS



    BOARD OF DIRECTORS. Our certificate of incorporation provides that our Board of Directors will set the number of members of our Board by resolution and that our Board will be divided into three classes, each class to be as nearly equal in number of directors as possible. In addition, under our certificate of incorporation, directors may be removed only for cause by the affirmative vote of 80% of the then-outstanding shares of our capital stock entitled to vote. Thus, the holder or holders of as little as one share more than 20% of the voting power may veto the removal of any director. Our certificate of incorporation also provides that vacancies on our Board of Directors will be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, and that the newly elected director serves for the unexpired term of his or her predecessor. The likely effect of the classified board and limitations on the removal of directors and filling of vacancies is an increase in the time required for the stockholders to change the composition of our Board of Directors. These classification provisions are subject to the rights of holders of preferred stock which may be established by our Board of Directors pursuant to our certificate of incorporation in order to permit the holders of preferred stock to elect directors under specified circumstances relating to the payment of dividends by, and the liquidation of, Lone Star.



    Our bylaws provide that nominations for the election of directors may be made by the Board of Directors, by a proxy committee appointed by the Board or by any stockholder entitled to vote in the election of directors. Under our bylaws, stockholders intending to nominate director candidates for election must give proper advance notice to the secretary of Lone Star. The chairman of any stockholder meeting may refuse to acknowledge the nomination of any person not nominated in compliance with the procedure established in the bylaws. Although this does not give the Board of Directors any power to approve or disapprove stockholder nominations for election of directors, it may have the effect of precluding a contest for the election of directors if these procedures are not followed.



    STOCKHOLDER MEETINGS. Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may not be taken by written consent. Our certificate of incorporation further provides that special meetings of the stockholders may be called only by the Chairman of the Board of Directors or by a majority of the Board of Directors. The foregoing provisions could have the effect of delaying until the next stockholders' meeting stockholder actions that are favored by the holders of a majority of the outstanding voting securities of Lone Star.



    SPECIAL VOTE REQUIRED FOR BUSINESS COMBINATIONS. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law, and provisions in our certificate of incorporation which relate to transactions with interested stockholders. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purpose of Section 203, a "business combination" includes mergers, asset sales having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is generally a person who, together with affiliates and associates, owns (or within three years prior to the date of determination of whether the person is an "interested stockholder" did own) 15% or more of the corporation's outstanding voting stock.



    Our certificate of incorporation contains additional provisions relating to business combinations that supplement Section 203 and prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. As defined in our certificate of incorporation, a "business combination" includes:



    - mergers;



    - assets sales and other transactions having an aggregate fair market value of $100 million or more;



    - the adoption of any plan or proposal for the liquidation or dissolution of Lone Star proposed by any "interested stockholder" or an affiliate of any "interested stockholder"; and



    - any reclassification of securities or other transaction that has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Lone Star or any subsidiary which is directly or indirectly owned by any "interested stockholder" or any affiliate of any "interested stockholder."



As defined in our certificate of incorporation, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the prior two years did own, 20% or more of our outstanding voting stock or who is an assignee of any shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by any "interested stockholder," if the assignment did not involve a public offering within the meaning of the Securities Act of 1933, as amended.



    AMENDING OUR CERTIFICATE OF INCORPORATION AND BYLAWS. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws unless the certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The majority stockholder vote would be in addition to any separate class vote that might be required by the terms of any series of preferred stock that might be outstanding at the time any amendments are submitted to stockholders. Many of the provisions in our certificate of incorporation require the affirmative vote of 80% or more of the then-outstanding shares of our capital stock for their amendment.

                              PLAN OF DISTRIBUTION



    We intend to enter into a sales agreement with a sales manager to be named in a prospectus supplement (the "Sales Manager") under which we may issue and sell up to 1,100,000 shares of common stock from time to time through the Sales Manager. The form of the sales agreement will be an exhibit to the registration statement of which this prospectus is a part and will be incorporated by reference into this prospectus. The sales, if any, of common stock made under the sales agreement will be made only by means of ordinary brokers' transactions on the New York Stock Exchange. The specific terms of our agreement with Sales Manager will be set forth in a prospectus supplement.



    We expect the Sales Manager will sell the shares of common stock subject to the sales agreement from time to time as agreed upon by us and Sales Manager. We will designate the maximum amount of shares of common stock to be sold by Sales Manager daily as reasonably agreed to by Sales Manager. Subject to the terms and conditions of the sales agreement, Sales Manager will use its best efforts to sell all of the designated shares of common stock. We may instruct Sales Manager not to sell shares of common stock if the sales cannot be effected at or above the price designated by our company in any such instruction. Sales Manager will not be obligated to attempt to sell shares if the market price is below the designated price. We or Sales Manager may suspend the offering of shares of common stock upon proper notice and subject to other conditions.



    The compensation to Sales Manager for sales of common stock will equal a commission rate as specified in a prospectus supplement. The remaining sales proceeds, after deducting any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares.



    Settlement for sales of common stock is expected to occur on the third business day following the date on which any sales are made in return for payment of the net proceeds to us. There is expected to be no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales Manager is expected to act as sales manager on a best efforts basis.



    In connection with the sale of common stock on our behalf, Sales Manager may be deemed to be an "underwriter" within the meaning of the Securities Act, and compensation of Sales Manager may be deemed to be underwriting commissions or discounts. We expect to provide indemnification and contribution to Sales Manager against certain civil liabilities, including liabilities under the Securities Act. Sales Manager may engage in transactions with, or perform services for, our company in the ordinary course of business.



    The offering of common stock pursuant to the sales agreement is expected to terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement or (ii) termination of the sales agreement.



    The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.



                                 LEGAL MATTERS



    Unless otherwise specified in a prospectus supplement relating to the securities, certain legal matters in connection with the securities will be passed upon for us by Fulbright & Jaworski L.L.P., Dallas, Texas. Any underwriters will be advised about issues relating to any offering by their legal counsel to be named in the appropriate prospectus supplement.



                                    EXPERTS



    The audited consolidated financial statements and schedules of Lone Star and Fintube incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports.



    The audited financial statements of Bellville Tube Corporation incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Harper & Pearson Company, independent public accountants, and are incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



    Except for the SEC registration fee, all expenses are estimated. All such expenses will be paid by the registrant.



Securities and Exchange Commission registration fee.........  $  78,649
Stock exchange listing fees.................................  $  17,500*
Accounting fees and expenses................................  $ 100,000*
Legal fees and expenses.....................................  $ 165,000*
Printing and engraving expense..............................  $ 230,000*
Fees and expenses of trustee and counsel....................  $  15,000*
Fees of rating agencies.....................................  $  70,000*
Miscellaneous...............................................  $  19,851*
                                                              ---------
  Total.....................................................  $ 695,000*
                                                              =========


------------------------


* Estimated solely for the purposes of this Item. Actual expenses may be more or less, depending on the nature of the offering and the type of security



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.



    In accordance with Section 102(b)(7) of the Delaware General Corporation Law ("DGCL"), registrant's Certificate of Incorporation includes a provision that, to the fullest extent permitted by law, limits the personal liability of members of its Board of Directors to registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to a total of $25,000. Such provision does not eliminate or limit the liability of a director for (1) any breach of a director's duty of loyalty to registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, (3) paying an unlawful dividend or approving an illegal stock repurchase (as provided in Section 174 of the DGCL) or (4) any transaction from which the director derived an improper personal benefit.



    Under Section 145 of the DGCL, the registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.



    In the case of an action by or in the right of the registrant, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL further provides that to the extent a director or officer of the registrant has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred in connection therewith.



    The registrant also has the power to purchase and maintain insurance on behalf of any person covering any liability incurred in that person's capacity as a director, officer, employee or agent of the corporation, or arising out of that person's status as such, whether or not the corporation would have the power to indemnify against the liability.



    The certificate of incorporation and bylaws provide that the registrant will indemnify its officers and directors and former officers and directors against any expenses, liability or loss reasonably incurred or suffered by such persons as a result of having acted as an officer or director of the registrant, or, at the request of the Registrant, as an officer, director, agent or employee of another business entity. The certificate of incorporation and bylaws further provide that the registrant may, by action of its Board of Directors, provide indemnification to employees and agents of the registrant with the same scope and effect as the indemnification of directors and officers.



ITEM 16. EXHIBITS.



    The information required by this Item 16 is set forth in the Index to Exhibits accompanying this registration statement.



ITEM 17. UNDERTAKINGS.



    (A) RULE 415 OFFERING



    Each undersigned registrant does hereby undertake:



    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;



        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which has been registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;



       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;



    provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.



    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.



    (B) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.



    Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's Annual Report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



    (H) REQUEST FOR ACCELERATION OF EFFECTIVE DATE.



    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.



    (I) REGISTRATION STATEMENT PERMITTED BY RULE 430A.



    Each undersigned registrant hereby undertakes that:



        (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.



        (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.



    (J) QUALIFICATION OF TRUST INDENTURES UNDER THE TRUST INDENTURE ACT OF 1939 FOR DELAYED OFFERINGS.



    The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 20, 2000.



                                                       LONE STAR TECHNOLOGIES, INC.
                                                       (REGISTRANT)

                                                       By:               /s/ RHYS J. BEST
                                                            -----------------------------------------
                                                                           Rhys J. Best
                                                              CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                                                      OFFICER AND PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                        NAME                                       TITLE                    DATE
                        ----                                       -----                    ----
                                                       Chairman of the Board, Chief
                  /s/ RHYS J. BEST                       Executive Officer and
     -------------------------------------------         President (principal         October 20, 2000
                    Rhys J. Best                         executive officer) and
                                                         Director

                                                       Vice President-Finance and
               /s/ CHARLES J. KESZLER                    Treasurer (principal
     -------------------------------------------         financial and accounting     October 20, 2000
                 Charles J. Keszler                      officer)

              /s/ CHARLES L. BLACKBURN*
     -------------------------------------------       Director                       October 20, 2000
                Charles L. Blackburn

             /s/ FREDERICK B. HEGI, JR.*
     -------------------------------------------       Director                       October 20, 2000
               Frederick B. Hegi, Jr.

               /s/ JAMES E. MCCORMICK*
     -------------------------------------------       Director                       October 20, 2000
                 James E. McCormick

                /s/ M. JOSEPH MCHUGH*
     -------------------------------------------       Director                       October 20, 2000
                  M. Joseph McHugh

             /s/ THOMAS M. MERCER, JR.*
     -------------------------------------------       Director                       October 20, 2000
                Thomas M. Mercer, Jr.

               /s/ ALFRED M. MICALLEF*
     -------------------------------------------       Director                       October 20, 2000
                 Alfred M. Micallef

                 /s/ JERRY E. RYAN*
     -------------------------------------------       Director                       October 20, 2000
                    Jerry E. Ryan



*By:                    /s/ RHYS J. BEST
             --------------------------------------
                          Rhys J. Best
                        ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 20, 2000.

                                                       FINTUBE TECHNOLOGIES, INC.
                                                       (REGISTRANT)

                                                       By:              /s/ LARRY J. SIMS
                                                            -----------------------------------------
                                                                          Larry J. Sims
                                                              CHIEF EXECUTIVE OFFICER AND PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Rhys J. Best and Larry J. Sims, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 20, 2000.

                        NAME                                       TITLE                    DATE
                        ----                                       -----                    ----
                  /s/ RHYS J. BEST
     -------------------------------------------       Chairman of the Board and      October 20, 2000
                    Rhys J. Best                         Director

                  /s/ LARRY J. SIMS                    Chief Executive Officer and
     -------------------------------------------         President (principal         October 20, 2000
                    Larry J. Sims                        executive officer)

                                                       Vice President-Finance and
                /s/ PARKER STRICKLAND                    Treasurer (principal
     -------------------------------------------         financial and accounting     October 20, 2000
                  Parker Strickland                      officer)

               /s/ CHARLES J. KESZLER
     -------------------------------------------       Director                       October 20, 2000
                 Charles J. Keszler

                /s/ ROBERT F. SPEARS
     -------------------------------------------       Director                       October 20, 2000
                  Robert F. Spears

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 20, 2000.

                                                       LONE STAR STEEL COMPANY
                                                       (REGISTRANT)

                                                       By:              /s/ W. BYRON DUNN
                                                            -----------------------------------------
                                                                          W. Byron Dunn
                                                              CHIEF EXECUTIVE OFFICER AND PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Rhys J. Best and W. Byron Dunn, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 20, 2000.

                        NAME                                       TITLE                    DATE
                        ----                                       -----                    ----
                  /s/ RHYS J. BEST
     -------------------------------------------       Chairman of the Board and      October 20, 2000
                    Rhys J. Best                         Director

                                                       Chief Executive Officer and
                  /s/ W. BYRON DUNN                      President (principal
     -------------------------------------------         executive officer) and       October 20, 2000
                    W. Byron Dunn                        Director

               /s/ CHARLES J. KESZLER                  Vice President and Treasurer
     -------------------------------------------         (principal financial and     October 20, 2000
                 Charles J. Keszler                      accounting officer)

                   /s/ W.S. FOWLER
     -------------------------------------------       Director                       October 20, 2000
                     W.S. Fowler

                 /s/ JOHN G. SHIVERS
     -------------------------------------------       Director                       October 20, 2000
                   John G. Shivers

                               INDEX TO EXHIBITS



       EXHIBIT
       NUMBER                              DESCRIPTION OF EXHIBIT
---------------------   ------------------------------------------------------------
        **1.1           Form of Underwriting Agreement (Debt Securities).

        **1.2           Form of Underwriting Agreement (Preferred Stock).

        **1.3           Form of Underwriting Agreement (Common Stock).

        **1.4           Form of Underwriting Agreement (Warrants).

          2.1           Agreement and Plan of Merger dated March 6, 1986, among Lone
                        Star Steel Company, a Texas corporation, Lone Star
                        Technologies, Inc., a Delaware corporation, and Lone Star
                        Steel Company Merging Corporation, a Delaware corporation
                        (incorporated by reference to Exhibit II to Form S-4
                        Registration Statement of Lone Star as filed on April 4,
                        1986, File No. 33-4581).

          4.1           Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3(a) to Form S-4 Registration Statement of Lone Star as filed on April 4, 1986, File No. 33-4581).

          4.2           Certificate of Amendment to Certificate of Incorporation
                        dated September 30, 1986 (incorporated by reference to
                        Exhibit 3.2 to Form S-3 Registration Statement of Lone Star
                        as filed on February 4, 2000, File No. 333-96207).

          4.3           Certificate of Amendment to Certificate of Incorporation
                        dated May 20, 1998 (incorporated by reference to
                        Exhibit 3.3 to Form 10-Q of Lone Star for the quarter ended
                        June 30, 1998).

          4.4           By-Laws as adopted March 6, 1986, as amended by amendments effective September 30, 1986 and March 15, 1990
                        (incorporated by reference to Exhibit 3.5 to Form S-3
                        Registration Statement of Lone Star as filed on February 4,
                        2000, File No. 333-96207).

          4.5           Stock Registration Agreement dated January 1, 2000 among
                        Lone Star Technologies, Inc., Fintube Limited Partnership,
                        Yorktown Energy Partners, Brown University Third Century
                        Fund, Warburg, Dillon, Reed, L.L.C. and Ticonderoga Partners
                        and the stockholders named therein (incorporated by
                        reference to Exhibit 4.1 to Form S-3 Registration Statement of Lone Star as filed on February 4, 2000, File
                        No. 333-96207).

         *4.6           Letter Agreement dated October 19, 2000 by Alpine
                        Capital, L.P., Keystone, Inc. and The Anne T. and Robert M.
                        Bass Foundation to Lone Star Technologies, Inc.

        **4.7           Form of Senior Indenture.

        **4.8           Form of Subordinated Indenture.

        **4.9           Form of Warrant Agreement.

        **4.10          Form of Depositary Agreement.

        **4.11          Form of Depositary Receipt.

        **5.1           Opinion of Fulbright & Jaworski L.L.P.

        *12.1           Statement Regarding Computation of Ratios.

       **23.1           Consent of Fulbright & Jaworski L.L.P. (included in
                        Exhibit 5.1).

        *23.2           Consent of Arthur Andersen LLP.

        *23.3           Consent of Arthur Andersen LLP.

       EXHIBIT
       NUMBER                              DESCRIPTION OF EXHIBIT
---------------------   ------------------------------------------------------------
        *23.4           Consent of Harper & Pearson Company.

      ***24.1 Power of Attorney (a power of attorney pursuant to which amendments to this registration statement may be filed is included on the signature pages hereof).

        *24.2 Powers of Attorney (powers of attorney pursuant to which amendments to this registration statement may be filed are included on the signature pages hereof).

       **25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Senior Indenture.

       **25.2 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Subordinated Indenture.


------------------------


*   Filed herewith



**  To be filed by amendment or in a Current Report filed on Form 8-K.



*** Previously filed on July 11, 2000.